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Preferred Stock Prospectus

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)

Shares of 7.25% Mandatory Convertible Preferred Stock, Series C, par value $0.20 per share	1,150,000	$1,000	$1,150,000,000	$35,305.00

(1)
Includes 150,000 shares of common stock that may be issued pursuant to an over-allotment option.
(2)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
(3)
Paid herewith.
Filed Pursuant to Rule 424(b)(5) Registration No. 333-130584
PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 21, 2005)

1,000,000 Shares

7.25% Mandatory Convertible Preferred Stock, Series C

We are offering 1,000,000 shares of our 7.25% mandatory convertible preferred stock, series C.

Dividends on our mandatory convertible preferred stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of 7.25% of the liquidation preference of $1,000 per share. We will pay dividends in cash, common stock or a combination of cash and common stock, on March 15, June 15, September 15 and December 15 of each year to and including December 15, 2010, commencing on March 15, 2008.

Each share of our mandatory convertible preferred stock will automatically convert on December 15, 2010, into between 41.7188 and 50.8906 shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion will be determined based on the average of the closing prices per share of our common stock over the 20 trading day period ending on the third trading day prior to the mandatory conversion date. At any time prior to December 15, 2010, holders may elect to convert each share of our mandatory convertible preferred stock into shares of common stock at the minimum conversion rate of 41.7188 shares of common stock per share of mandatory convertible preferred stock, subject to anti-dilution adjustments. In the event of a cash acquisition (as described herein), under certain circumstances the conversion rate will be adjusted during the cash acquisition conversion period (as described herein).

Prior to this offering, there has been no public market for our mandatory convertible preferred stock. The mandatory convertible preferred stock will not be listed on any securities exchange or included in any automated quotation system. Our common stock is listed on the New York Stock Exchange under the symbol "SLM." On December 27, 2007, the closing price of our common stock was $19.65 per share.

In addition to this offering of our mandatory convertible preferred stock, we are concurrently offering 101,781,170 shares of our common stock (117,048,346 shares if the underwriters exercise their over-allotment option in full). The common stock will be offered pursuant to a separate prospectus supplement. The completion of this offering of our mandatory convertible preferred stock is not conditioned upon the completion of the concurrent offering of our common stock and the completion of the offering of our common stock is not conditioned upon the completion of this offering of our mandatory convertible preferred stock.

Investing in our mandatory convertible preferred stock involves a high degree of risk. Before buying any shares of our mandatory convertible preferred stock, you should read the discussion of material risks of investing in our mandatory convertible preferred stock in "Risk factors" beginning on page S-12 of this prospectus supplement, as well as the "Risk factors" sections of our quarterly reports filed on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and our annual report on Form 10-K for the year ended December 31, 2006, for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Obligations of SLM Corporation and its subsidiaries are not guaranteed by the full faith and credit of the United States of America. Neither SLM Corporation nor any of its subsidiaries is a government-sponsored enterprise or an instrumentality of the United States of America.

	Per Share	Total

Public offering price	$1,000.00	$1,000,000,000

Underwriting discount	$30.00	$30,000,000

Proceeds, before expenses, to SLM Corporation	$970.00	$970,000,000

We have granted the underwriters an option for a period of 30 days to purchase up to 150,000 additional shares of our mandatory convertible preferred stock at the public offering price less the underwriting discount to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discount will be $34,500,000, and our total proceeds, before expenses, will be $1,115,500,000.

We expect that the delivery of the mandatory convertible preferred stock will be made against payment therefor on December 31, 2007, which will be less than three business days following the trade date of the mandatory convertible preferred stock. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Purchasers of mandatory convertible preferred stock who wish to trade any of such mandatory convertible preferred stock on the trade date should consult their advisor.

Joint Bookrunners
UBS Investment Bank	Citi

Barclays Capital	RBS Greenwich Capital
Credit Suisse	Wachovia Securities
Deutsche Bank Securities

December 27, 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. We and the underwriters are offering to sell our mandatory convertible preferred stock only in places where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement or that the information contained or incorporated by reference in the accompanying prospectus is accurate as of any date other than the date on the front cover of the accompanying prospectus.

Prospectus supplement
Summary
The offering
Risk factors
Use of proceeds
Price range of common stock
Dividend policy
Capitalization
Ratio of earnings to fixed charges and preferred stock dividends
Description of mandatory convertible preferred stock
Material U.S. federal tax considerations
Underwriting
Where you can find more information
Incorporation of certain documents by reference
Legal matters
Experts
Prospectus
About this Prospectus
Where You Can Find More Information
Forward-Looking Statements
SLM Corporation
Use of Proceeds
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Securities We May Offer
Additional Information
Description of Debt Securities
Description of Capital Stock
Description of Warrants
Plan of Distribution
Legal Matters
Experts

S-i

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to "we," "us," "our," or similar references mean SLM Corporation and its consolidated subsidiaries.

Our principal executive offices are located at 12061 Bluemont Way, Reston, VA 20190, and our telephone number is (703) 810-3000. Our website is located at www.salliemae.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

Cautionary statement regarding forward looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements and information that are based on management's current expectations as of the date of such document. When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others: the inability to complete the merger (the "Merger") between the buyer group (the "Buyer Group") led by J.C. Flowers & Co., Bank of America and JPMorgan Chase and us pursuant to the merger agreement (the "Merger Agreement"); the outcome of legal proceedings relating to the Merger Agreement; the effect of the announcement of the Merger on our customer relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger; increased costs, fees, expenses or other charges related to the interim asset-backed commercial paper facilities (the "Interim ABCP Facility") for use during the period after execution of the Merger Agreement, including any potential foreclosure on the student loans under those facilities following their termination; if the Merger is not consummated, increased financing costs and more limited liquidity; changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and yields on student loans under the Federal Family Education Loan Program ("FFELP") or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to us. In addition, a larger than expected increase in third party consolidations of our FFELP loans could materially adversely affect our results of operations. We could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; a significant decrease in our common stock price; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; changes in projections of losses from loan defaults; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services. We do not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in our expectations.

S-ii

Summary

We are the largest source of funding, delivery and servicing support for education loans in the United States. Our primary business is to originate, acquire and hold both FFELP and Private Education Loans, which are not federally guaranteed or privately insured. The primary source of our earnings is from net interest income earned on those student loans as well as gains on the sales of such loans in off-balance sheet securitization transactions. We also earn fees for pre-default and post-default receivables management services on student loans, such that we are engaged in every phase of the student loan life cycle—from originating and servicing student loans to default prevention and ultimately the collection on defaulted student loans. Through recent acquisitions, we have expanded our receivables management services to a number of different asset classes outside of student loans.

RECENT DEVELOPMENTS

Set forth below is a brief summary of certain recent developments relating to our business.

Merger-related developments

On December 12, 2007, we announced an update of the transaction with the Buyer Group. Over the prior eight weeks, in a series of discussions between the Company and senior representatives of the Buyer Group, to resolve the dispute between the parties, we offered to consider an alternative transaction with the Buyer Group, and to give them the opportunity to update their due diligence and submit a new proposal to acquire the Company with no pre-conditions. The Buyer Group responded that it did not wish to pursue these opportunities. For additional developments relating to the Merger, see "Legal proceedings" below and "Recent Developments—Merger-Related Developments" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which is incorporated by reference herein.

Business trends

On December 12, 2007, we announced that our business has recently been negatively affected as a result of higher funding costs (including the costs of utilizing, and the expected costs of refinancing, the $30 billion Interim ABCP Facility entered into in connection with the Merger) and increased reserves for our FFELP loan portfolio. In addition, our business has been negatively affected by an index mismatch between the commercial paper rate, the index for determining the interest rate we earn on the vast majority of our FFELP student loan assets, and LIBOR, the index for determining the interest rates on a substantial portion of our debt used to fund these assets.

Our management team is evaluating certain aspects of our business as a response to the impact on our business of The College Cost Reduction and Access Act of 2007, or the Act, and current challenges in the capital markets. The Act has a number of important implications for the profitability of our FFELP business, including a reduction in special allowance payments, the elimination of the Exceptional Performer designation and the corresponding reduction in default payments to 97% through 2012 and 95% thereafter, an increase in the lender paid origination fees for certain loan types and reduction in default collections retention fees, and account maintenance fees related to guaranty agency activities. As a result, we expect that the Act will significantly reduce and, combined with higher financing costs, could possibly eliminate the profitability of new FFELP loan originations, while increasing our risk sharing from our FFELP loan portfolio.

In response to the Act and market conditions, we plan to be more selective in pursuing origination activity, in both FFELP loans and Private Education Loans. In addition, we plan to curtail less profitable student loan acquisition activities such as spot purchases and wholesale consolidation loan purchases, which will reduce our funding needs. We expect to see many participants exit the student loan industry in response to the Act as well as current market conditions and we therefore expect to partially offset declining loan volumes caused by our more selective lending policies with increased market share taken from participants exiting the industry. We expect to continue to focus on generally higher-margin Private Education Loans, both through our school channel and our direct to consumer channel, although in the case of the latter, with particular attention to continuing the more stringent underwriting standards that are necessary in this market. We also expect to adjust our Private Education Loan pricing to reflect the current financing and market conditions. We also plan to eliminate certain borrower benefits offered in connection with both our FFELP loans and our private sector lending. We will further de-emphasize pursuing incremental consolidation loans, in particular FFELP consolidation loans, as a result of significant margin erosion for FFELP consolidation loans created by the combined effect of the Act and the increased cost of borrowing in the current capital markets. Nevertheless we will continue our efforts to protect selected FFELP assets existing in our portfolio. We expect to continue to aggressively pursue other FFELP-related fee income opportunities such as FFELP loan servicing, guarantor servicing and collections.

Liquidity

In light of the decision of the Buyer Group not to close the Merger, our management team has been working to refinance the Interim ABCP Facility entered into in connection with the Merger and to secure additional financing in order to fund our business, to strengthen our balance sheet and to support our credit ratings. Our Interim ABCP Facility effectively terminates on May 16, 2008, but our cost of funding under the facility will increase substantially if the facility is not refinanced on or prior to February 15, 2008 and we will not be able to borrow additional amounts thereunder after that date.

For 2006 and for the first nine months of 2007, our primary source of cost-effective funding was student loan asset-backed securities, or ABS, financings. Upon the announcement of the Merger on April 16, 2007, credit spreads in our unsecured debt widened considerably, significantly increasing our cost of accessing the unsecured debt markets. More recently, as with similarly sized financial companies, adverse conditions in the securitization markets have increased the cost of issuance and borrowing spreads in the market for student loan ABS. In the third quarter of 2007, we completed only one $2.5 billion securitization transaction, compared to four securitization transactions totaling $13.0 billion in the first quarter of 2007, the last full quarter before we entered into the Merger Agreement. In the fourth quarter of 2007, we completed three securitization transactions totaling $5.0 billion. Although we expect ABS financings to remain our primary source of funding, we expect our transaction volumes in the ABS market to be more limited and pricing terms less favorable than in the past, with significantly reduced opportunities to issue subordinated tranches of ABS. Consequently in order to meet our financing needs, we are exploring other sources of funding, including unsecured debt, a financing source we have not used to fund our core businesses since the announcement of the Merger. We expect the terms and conditions of new unsecured debt issuances, including pricing terms and covenant requirements, will be less favorable to us than our recent ABS financings and other unsecured debt we have incurred in the past. In addition, our ability to access the unsecured market on attractive terms, or at all, will depend on our credit rating and prevailing market conditions.

We also fund our liquidity needs through our existing $6.0 billion asset-backed commercial paper, or ABCP facility, our cash and investment portfolio and by selectively disposing of FFELP student loans in the secondary market. In addition, we maintain, to supplement our funding sources, $6.5 billion in unsecured revolving credit facilities. However, we have not in the past relied upon, and do not expect to rely on, our unsecured revolving credit facilities as a primary source of liquidity.

Our ability to access our unsecured revolving credit facilities will depend upon our ability to meet financial covenants set forth in the credit agreements, including a covenant to maintain consolidated tangible net worth of at least $1.38 billion, compliance with which will be affected by a variety of factors, including mark-to-market accounting adjustments applied principally to our derivatives, including our equity forwards, and our residual interests in off-balance sheet securitized loans. One of the purposes of this offering is to provide us with additional assurance that we will be able to comply with the consolidated tangible net worth covenant as of December 31, 2007. We intend to apply approximately $2.0 billion of the proceeds from this offering and the concurrent offering of our common stock to physical settlement of our equity forward contract, which will reduce the risk that mark-to-market losses will cause us to breach the consolidated tangible net worth covenant in the future. See "Risk factors—The availability of our $6.5 billion in revolving credit facilities is conditioned on our ability to maintain a specified level of consolidated tangible net worth." In the event that we do not raise sufficient net proceeds from this offering and the concurrent offering of common stock to physically settle the equity forward contract, we would either need to raise additional capital before the maturity of the equity forward contract on February 22, 2008, or we would need to settle the equity forward contract in an alternate manner that could have a materially dilutive effect on our common stock.

We have an aggregate of $8.4 billion of unsecured debt maturing in 2008 in addition to our $30 billion Interim ABCP Facility. With respect to our Interim ABCP Facility, we are in substantive discussions with 10 financial institutions to provide short-term warehouse funding in excess of $30 billion. While we are in substantive discussions with these parties, with the goal of replacing the Interim ABCP Facility before February 15, 2008, we do not hold commitments for any such replacement financing and cannot be sure that we will come to mutually satisfactory terms and conditions.

In addition, in order to provide funding for our business, repay maturing debt and enhance our liquidity, we may enter into new credit facilities and issue additional equity-linked securities or common stock.

Ratings

Our management team has indicated that it intends to focus on maintaining, and ultimately improving, our credit ratings. Our credit ratings may affect, among other things, our cost of funding, especially in the unsecured debt markets, and, to a lesser extent, the volume and price of securitization transactions we can execute. Also, as discussed in "Risk factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, a decrease in our credit ratings may affect the ability of counterparties to terminate our swap contracts. We intend to issue in this offering and in the concurrent offering of our common stock approximately $3.0 billion of equity capital in aggregate. We cannot provide any assurance that this or any other amount of equity capital will be sufficient to maintain our ratings at any particular level. We may issue additional equity in the form of common stock as we deem necessary to maintain, and ultimately improve, our credit ratings.

Forward agreements

Beginning on November 29, 2007, we amended or closed out certain equity forward contracts. On December 19, 2007, we entered into a series of transactions with our equity forward counterparties and Citibank, N.A. to assign all of our remaining equity forward contracts, covering 44,039,890 shares, to Citibank, N.A. In connection with the assignment of the equity forward contracts, we and Citibank N.A. have amended the terms of the equity forward contract to eliminate all stock price triggers (which had previously allowed the counterparty to terminate the contacts prior to their scheduled maturity date) and termination events based on our credit ratings. The strike price of the equity forward contract is $45.25. The equity forward contract is scheduled to mature on February 22, 2008. The equity forward contract gives us the option to settle the contract by full physical settlement, net share settlement or net cash settlement (with limits on physical settlement if we fail to meet a minimum consolidated tangible net worth test and limits on net share or net cash settlement if we do not have an effective registration statement covering the sale by Citibank, N.A. or an affiliate thereof of our common stock in connection with such net share or net cash settlement). The new Citibank equity forward contract is 100% collateralized with cash. We intend to apply approximately $2.0 billion of the proceeds from this offering and the concurrent offering of our common stock to physical settlement of the equity forward contract. See "Use of proceeds".

Because the equity forward contract allows a net settlement option, it is required to be accounted for as a derivative in accordance with SFAS No. 133 and, since the equity forward contract does not qualify as an effective FAS 133 hedge, it is marked to market with no offsetting mark-to-market of a hedged item, impacting our income statement and balance sheet each quarter. The mark-to-market impact resulting from the equity forward contract will be significant where there is a significant difference between the market price of our shares and the strike price. On December 24, 2007 the closing price of our common stock was $22.06 per share. Each $1.00 decline in the price of our common stock below the $45.25 strike price will result in an approximate $44 million charge to earnings and a corresponding decline in our stockholders' equity and tangible net worth.

Dividends

We have not paid any dividends on our common stock since the execution of the Merger Agreement with the Buyer Group in April 2007. While the restriction on the payment of dividends under the Merger Agreement has been terminated, we expect to continue not paying dividends in the near term in order to focus on balance sheet improvement and expect to re-examine our dividend policy in the second half of 2008.

Management changes and sales of securities

On December 14, 2007, we announced that our Board of Directors added the Chief Executive Officer title and responsibilities to our Executive Chairman Albert L. Lord. C.E. Andrews, our previous CEO, assumed the role of President.

On the same date, we announced we had opened our trading window for directors and executive officers for the first time since we commenced discussions with the Buyer Group in March 2007. Mr. Lord sold approximately 1.3 million shares of our common stock, or approximately 97% of the common stock that he owned before the sale, on the open market on December 14, 2007. Also on December 14, 2007, Mr. Charles Daley, a director, sold approximately 80,023 shares of our common stock or approximately 68% of the common stock that he owned before the sale. Messrs. Lord and Daley have advised us that these actions were required under their respective borrowing arrangements.

Legal proceedings

With respect to the lawsuit that we filed in the Delaware Court of Chancery against the Buyer Group, on November 21, 2007, we withdrew our October 19, 2007 motion for partial summary judgment on the pleadings. Discovery proceedings have commenced and the Court has indicated that the trial will commence in early December 2008.

On December 14, 2007, we sent a letter to the Buyer Group in which we asked the Buyer Group either to confirm that it had terminated the Merger Agreement or provide adequate assurances that the Buyer Group intended to close the Merger. Our letter further asserted that the Buyer Group had breached the Merger Agreement in a variety of ways and gave the Buyer Group notice as provided for under the Merger Agreement that if such breaches were not timely cured, we reserved the right to terminate the Merger Agreement and to seek damages thereunder for such breaches. The Buyer Group responded to us in a letter dated December 21, 2007, in which the Buyer Group failed to provide the requested adequate assurances of its intent to consummate the Merger and failed to address the notices of default in our letter. In its letter the Buyer Group asserted that the "required information" previously provided by us pursuant to the Merger Agreement had proven to be inaccurate, that the Buyer Group nevertheless continued to seek FDIC approval for the change of control of Sallie Mae Bank in connection with the Merger and that, were the conditions to closing of the Merger be measured as of the date of the Buyer Group letter, such conditions precedent would not be satisfied.

In August 2005, Rhonda Salmeron (the "Plaintiff") filed a qui tam whistleblower case under the False Claims Act against collection company Enterprise Recovery Systems, Inc., or ERS. In the fall of 2006, Plaintiff amended her complaint and added USA Group Loan Services, Inc., or USA Funds, as a defendant. On September 17, 2007, Plaintiff filed a second amended complaint adding Sallie Mae, Inc. as a defendant. Plaintiff alleges that the various defendants submitted false claims and/or created records to support false claims in connection with collection activity on federally guaranteed student loans. SLM Corporation is being sued as a successor to USA Group. The allegations against USA Group and SLM Corporation are that they were negligent in auditing ERS. Plaintiff claims that the U.S. government has been damaged in an amount greater than $12 million. The False Claims Act provides for treble damages to successful qui tam plaintiffs.

On September 11, 2007, the Office of the Inspector General, or OIG, of the U.S. Department of Education (the "Department"), confirmed that they planned to conduct an audit to determine if the Company billed for special allowance payments, under the 9.5% floor calculation, in compliance with the Higher Education Act, regulations and guidance issued by the Department. We ceased billing under the 9.5% floor calculation at the end of 2006. We believe that our billing practices were consistent with longstanding Department guidance, but there can be no assurance that the OIG will not advocate an interpretation that differs from the Department's previous guidance.

On December 17, 2007, Sasha Rodriguez and Cathelyn Gregoire filed a putative class action claim on behalf of themselves and persons similarly situated against us in the United States District Court for the District of Connecticut, alleging an intentional violation of civil rights laws (42 U.S.C. §1981, 1982), the Equal Credit Opportunity Act and the Truth in Lending Act. Plaintiffs allege that we engaged in underwriting practices which resulted, among other things, in certain applicants being directed into substandard and more expensive student loans on the basis of race. No amount in controversy is stated in the complaint. We intend to vigorously defend this action.

REGULATORY LIMITATION

An investor that would hold an aggregate of ten percent or more of any class of voting shares of SLM Corporation, which owns Sallie Mae Bank, a Utah ILC, would generally need prior approval from the FDIC and the Utah Department of Financial Institutions (the "UDFI"). The FDIC and UDFI generally require applications to indirectly acquire a Utah ILC through the acquisition of an aggregate of ten percent or more of the voting shares of a company that controls a Utah ILC.

The offering

The following summary contains basic information about the mandatory convertible preferred stock and is not intended to be complete. It may not contain all of the information that may be important to you. For a more complete description of the mandatory convertible preferred stock, see "Description of mandatory convertible preferred stock." In this summary of the offering, the words "Company," "we," "us" and "our" refer only to SLM Corporation and not to any of its subsidiaries. Unless otherwise required by the context, we use the term "mandatory convertible preferred stock" in this prospectus supplement to refer to our 7.25% mandatory convertible preferred stock, series C. Unless otherwise specifically indicated, all information in this prospectus supplement assumes that the underwriters' option to purchase additional shares of mandatory convertible preferred stock is not exercised.

Issuer	SLM Corporation, a Delaware corporation.
Securities offered
1,000,000 shares of 7.25% mandatory convertible preferred stock, series C (1,150,000 shares if the underwriters exercise their over-allotment option in full), which we refer to in this prospectus supplement as the "mandatory convertible preferred stock."
Initial offering price	$1,000 per share of mandatory convertible preferred stock.
Option to purchase additional shares of mandatory convertible preferred stock
To the extent the underwriters sell more than 1,000,000 shares of our mandatory convertible preferred stock, the underwriters have the option to purchase up to additional 150,000 shares of our mandatory convertible preferred stock from us at the initial offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.
Dividends
7.25% of the liquidation preference of $1,000 per share of our mandatory convertible preferred stock per year. Dividends will accumulate from the first date of original issuance and, to the extent that we are legally permitted to pay dividends and our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to our mandatory convertible preferred stock, we will pay dividends in cash or, subject to certain limitations, in common stock or a combination of cash and common stock, as determined by us in our sole discretion (subject to the share cap (defined below)), on each dividend payment date. The expected dividend payable on the first dividend payment date is $15.100 per share. Each subsequent dividend is expected to be $18.125 per share. See "Description of mandatory convertible preferred stock—Dividends."
Dividend payment dates	March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2008, to and including the mandatory conversion date.
Redemption	Our mandatory convertible preferred stock is not redeemable.
Mandatory conversion date	December 15, 2010.

Mandatory conversion	On the mandatory conversion date, each share of our mandatory convertible preferred stock will automatically convert into shares of our common stock based on the conversion rate as described below.

Holders of mandatory convertible preferred stock on the mandatory conversion date will have the right to receive the dividend due on such date, including any accumulated and declared and unpaid dividends on the mandatory convertible preferred stock as of the mandatory conversion date (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date). If on the mandatory conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the "additional conversion amount") divided by the "applicable market value" (as defined below) of our common stock; provided, however, that in no event shall we increase the number of shares of our common stock to be issued in excess of a number equal to the total dividend payment divided by $6.88, which amount represents approximately 35% of the initial price (as defined under "Description of Mandatory Convertible Preferred Stock—Mandatory Conversion"), subject to adjustment in the same manner as each fixed conversion rate as set forth under "Description of the mandatory convertible preferred stock—Anti-dilution adjustments." We refer to this provision as the "share cap." To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.
Conversion rate
The conversion rate for each share of our mandatory convertible preferred stock will be not more than 50.8906 shares of common stock and not less than 41.7188 shares of common stock, depending on the applicable market value of our common stock, as described below.

The "applicable market value" of our common stock is the average of the closing prices per share of our common stock during the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date. It will be calculated as described under "Description of mandatory convertible preferred stock—Mandatory conversion."
The conversion rate is subject to certain anti-dilution adjustments, as described under "Description of mandatory convertible preferred stock—Anti-dilution adjustments."

The following table illustrates the conversion rate per share of our mandatory convertible preferred stock subject to certain anti-dilution adjustments described under "Description of mandatory convertible preferred stock—Anti-dilution adjustments."
Applicable market value on the mandatory conversion date	Conversion rate

greater than $23.97	41.7188
equal to or less than $23.97 but greater than or equal to $19.65	$1,000 divided by the applicable market value, which is between 41.7188 shares and 50.8906 shares
less than $19.65	50.8906
Optional conversion by the holder
At any time prior to December 15, 2010, you may elect to convert your shares of our mandatory convertible preferred stock in whole or in part at the minimum conversion rate of 41.7188 shares of common stock per share of mandatory convertible preferred stock as described under "Description of mandatory convertible preferred stock—Conversion at the option of the holder." This conversion rate is subject to certain anti-dilution adjustments as described under "Description of mandatory convertible preferred stock—Anti-dilution adjustments."

In addition to the number of shares of common stock issuable upon conversion of each share of mandatory convertible preferred stock at the option of the holder on the effective date of any early conversion (which we refer to as the "early conversion date"), each converting holder will have the right to receive an amount equal to all accumulated and declared and unpaid dividends on such converted share(s) of mandatory convertible preferred stock for all prior dividend periods ending on or prior to the dividend payment date immediately preceding the early conversion date (other than previously declared dividends on our mandatory convertible preferred stock payable to holders of record as of a prior date). If on the early conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable for such prior dividend periods, the conversion rate will be adjusted so that holders receive the additional conversion amount divided by the average of the closing prices of our common stock over the twenty consecutive trading day period ending on the third trading day immediately preceding the early conversion date; provided, however, that in no event shall we increase the number of shares of our common stock to be issued to a number in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

Conversion at the option of the holder; upon cash acquisition; cash acquisition make-whole amount
If we are the subject of specified cash acquisitions on or prior to December 15, 2010, under certain circumstances, holders of the mandatory convertible preferred stock will have the right to convert their shares of mandatory convertible preferred stock, in whole or in part, into shares of common stock at the "cash acquisition conversion rate." The applicable conversion rate will be determined based on the effective date and the price paid per share of our common stock in such transaction. Holders who convert shares of our mandatory convertible preferred stock pursuant to a specified cash acquisition will also receive (1) accumulated and declared and unpaid dividends on their shares of our mandatory convertible preferred stock (other than previously declared dividends payable to holders on a prior record date), (2) a cash acquisition dividend make-whole amount equal to the present value of all remaining dividend payments on their mandatory convertible preferred stock from the effective date of the transaction to, but excluding, the mandatory conversion date and (3) to the extent that on the effective date of the conversion we have not declared any or all of the accumulated and unpaid dividends payable on such date, an adjustment in the conversion rate. To the extent that we do not deliver any or all additional shares resulting from the adjustment in the conversion rate as a result of the share cap, we will not pay the remaining additional conversion amount in cash. See "Description of mandatory convertible preferred stock—Conversion at the option of the holder; Cash acquisition dividend make-whole amount."
Anti-dilution adjustments
The formula for determining the conversion rate and the number of shares of common stock to be delivered upon conversion may be adjusted in the event of, among other things, (1) dividends or distributions of shares of our common stock, (2) certain distributions of common stock rights or warrants to purchase our common stock, (3) subdivisions or combinations of our common stock, (4) certain distributions of capital stock, securities, or assets, (5) distributions of cash and (6) certain self-tender or exchange offers for our common stock. See "Description of mandatory convertible preferred stock—Anti-dilution adjustments."
Liquidation preference	$1,000 per share of mandatory convertible preferred stock.

Voting rights
Except as required by Delaware law and our restated certificate of incorporation, which will include the certificate of designation for the mandatory convertible preferred stock, the holders of mandatory convertible preferred stock will have no voting rights. If dividends payable on the mandatory convertible preferred stock are in arrears for four or more quarterly periods (whether or not consecutive), the holders of the mandatory convertible preferred stock, voting as a single class with the shares of any other preferred stock or securities having similar voting rights in proportion to their respective liquidation preferences, will be entitled at a special meeting to elect two observers to our board of directors. These voting rights and the terms of the board observers so elected will continue until such time as the dividend arrearage on the mandatory convertible preferred stock has been paid in full, and we have resumed the payment of dividends in full on the mandatory convertible preferred stock for four consecutive quarterly periods.

The affirmative consent of holders of at least 66 2/3% of the outstanding mandatory convertible preferred stock and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences will be required for the issuance of any class or series of stock ranking senior to the mandatory convertible preferred stock as to dividend rights or rights upon liquidation, winding-up or dissolution and for amendments to our restated certificate of incorporation that would adversely affect the rights of holders of the mandatory convertible preferred stock. See "Description of mandatory convertible preferred stock—Voting rights."
Ranking	The mandatory convertible preferred stock will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:
-->	senior to all of our common stock and to all of our other capital stock issued in the future unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the mandatory convertible preferred stock;
-->	on a parity with our 6.97% Cumulative Redeemable Preferred Stock, Series A, our Floating Rate Non-Cumulative Preferred Stock, Series B, and any of our capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the mandatory convertible preferred stock;
-->	junior to all of our capital stock issued in the future the terms of which expressly provide that such stock will rank senior to the mandatory convertible preferred stock; and
-->	junior to all of our existing and future debt obligations.

In addition, the mandatory convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries.
Use of proceeds
We intend to apply approximately $2.0 billion of the net proceeds from this offering and the concurrent offering of our common stock to the physical settlement of our equity forward contract, pursuant to which we will effect the repurchase of all of the shares of common stock deliverable to us under that contract. Physically settling the equity forward contract will reduce our common shares then outstanding by the amount of 44,039,890. Any remaining proceeds will be used for general corporate purposes.
U.S. federal income tax consequences
The material U.S. federal income tax consequences of purchasing, owning and disposing of the mandatory convertible preferred stock and any common stock received upon its conversion are described in "Material U.S. federal tax considerations."
Listing	The mandatory convertible preferred stock will not be listed on any securities exchange or included in any automated quotation system.
Book-entry, delivery and form
The mandatory convertible preferred stock will initially be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC.
Common stock	Our common stock is listed for trading on the NYSE under the symbol "SLM."
Risk factors
Investing in our mandatory convertible preferred stock involves substantial risks. You should carefully consider all the information in this prospectus supplement prior to investing in our mandatory convertible preferred stock. In particular, we urge you to carefully consider the factors set forth under "Risk factors" in this prospectus supplement and incorporated by reference herein.
Concurrent common stock offering
We are concurrently offering 101,781,170 shares of our common stock (117,048,346 shares if the underwriters exercise their over-allotment option in full) at a price per share of $19.65. The common stock will be offered pursuant to a separate prospectus supplement. The completion of this offering of our mandatory convertible preferred stock is not conditioned upon the completion of the concurrent offering of our common stock and the completion of the offering of our common stock is not conditioned upon the completion of this offering of our mandatory convertible preferred stock.

Risk factors

Investing in our mandatory convertible preferred stock, and our common stock issuable upon conversion of the mandatory convertible preferred stock, involves risks. In deciding whether to invest in our mandatory convertible preferred stock, you should carefully consider the following risk factors and the risk factors included under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006 and Item 1A of our Quarterly Report on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, each of which is incorporated by reference herein, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our mandatory convertible preferred stock and your investment could decline.

RISKS RELATED TO OUR MANDATORY CONVERTIBLE PREFERRED STOCK

Our holding company structure may impact your ability to receive dividends on the mandatory convertible preferred stock.

We are a holding company with no material assets other than equity interests in our subsidiaries. As a result, our ability to pay dividends in cash on the mandatory convertible preferred stock and repay our indebtedness is dependent on the generation of cash flow by our subsidiaries and our subsidiaries' ability to make such cash available to us, by distribution, dividend, debt repayment or otherwise. Our subsidiaries do not have any obligations to pay amounts due on the mandatory convertible preferred stock or to make funds available for that purpose. In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to pay dividends in cash on the mandatory convertible preferred stock or make payments in respect of our indebtedness. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal, contractual and regulatory restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Our rights to participate in any distribution of our subsidiaries' assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries' creditors, including any trade creditors.

We may not be able to pay dividends on the mandatory convertible preferred stock.

Any indentures and other financing agreements that we enter into in the future may limit our ability to pay cash dividends on our capital stock, including the mandatory convertible preferred stock. In the event that any of our indentures or other financing agreements in the future restrict our ability to pay dividends in cash on the mandatory convertible preferred stock, we may be unable to pay dividends in cash on the mandatory convertible preferred stock unless we can refinance amounts outstanding under those agreements.

In addition, under Delaware law, dividends on capital stock may only be paid from "surplus," which is defined as the amount by which our total assets exceeds the sum of our total liabilities, including contingent liabilities; and the amount of our capital; if there is no "surplus," cash dividends on capital stock may only be paid from our net profits for the then current or the preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the mandatory convertible preferred stock, we may not have sufficient cash to pay dividends in cash on the mandatory convertible preferred stock.

If upon (i) the mandatory conversion, (ii) an early conversion at the option of a holder or (iii) an early conversion upon a cash acquisition, we have not declared all or any portion of the accumulated and unpaid dividends payable on the applicable date, the applicable conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the "additional conversion amount") divided by (i) the average of the closing prices of our common stock over the twenty consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date, (ii) the average of the closing prices of our common stock over the twenty consecutive trading day period ending on the third trading day immediately preceding the early conversion date and (iii) the "stock price" (as defined herein), respectively. We will not increase the number of shares of our common stock to be issued in excess of the share cap (as described in "Description of the mandatory convertible preferred stock—Method of payment of dividends"). To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash, which could result in a loss on your investment. See "Description of mandatory convertible preferred stock—Method of payment of dividends."

You will bear the full risk of a decline in the market price of our common stock between the pricing date for the mandatory convertible preferred stock and the mandatory conversion date.

The number of shares of our common stock that you will receive upon conversion is not fixed, but instead will depend on the applicable market value, which is the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date (or, in the event you elect to convert your shares of mandatory convertible preferred stock in connection with a cash acquisition, will depend on the stock price (as defined under "Description of mandatory convertible preferred stock—Conversion at the option of the holder upon cash acquisition; Cash acquisition dividend make-whole amount"). If you elect to convert prior to the mandatory conversion date, you will receive a fixed number of shares of common stock equal to the minimum conversion rate. The aggregate market value of the shares of our common stock you receive upon mandatory conversion may be less than the aggregate liquidation preference of your shares of mandatory convertible preferred stock. Specifically, if the applicable market value of our common stock is less than $19.65, which is the initial price, the market value of each share of our common stock you receive upon mandatory conversion will be less than the $1,000 liquidation preference, and your investment in the mandatory convertible preferred stock will result in a loss. Accordingly, you will bear the full risk of a decline in the market price of our common stock. Any such decline could be substantial.

The opportunity for equity appreciation provided by an investment in the mandatory convertible preferred stock is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that you will receive upon mandatory conversion of each share of our mandatory convertible preferred stock on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of mandatory convertible preferred stock if the applicable market value of our common stock exceeds the threshold appreciation price of $23.97. The threshold appreciation price represents an appreciation of approximately 22% over the initial price of $19.65. In this event, you would receive on the mandatory conversion date approximately 82% (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in our mandatory convertible preferred stock is less than that provided by a direct investment in shares of our common stock.

In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock you receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the mandatory convertible preferred stock and you will realize no equity appreciation on our common stock.

The market price of our common stock, which may fluctuate significantly, may adversely affect the market price for our mandatory convertible preferred stock.

We expect that generally the market price of our common stock will affect the market price of our mandatory convertible preferred stock more than any other single factor. This may result in greater volatility in the market price of the mandatory convertible preferred stock than would be expected for nonconvertible preferred stock. From January 1, 2007 to December 27, 2007, the reported high and low prices for our common stock ranged from a low of $18.68 per share to a high of $58.00 per share. The market price of our common stock will likely continue to fluctuate in response to a number of factors including the following, many of which are beyond our control:

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the inability to complete the Merger; the outcome of legal proceedings relating to the Merger Agreement; the effect of the announcement of the Merger on our customer relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger; increased costs, fees, expenses or other charges related to the interim asset-backed commercial paper facilities for use during the period after execution of the Merger Agreement, including any potential foreclosure on the student loans under those facilities following their termination; and if the Merger is not consummated, increased financing costs and more limited liquidity;

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changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and yields on student loans under the Federal Family Education Loan Program ("FFELP") or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to us;

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a larger than expected increase in third party consolidations of our FFELP loans;

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the inability to replace our $30 billion asset-backed commercial paper conduit facilities;

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changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families;

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changes in the composition of our Managed FFELP and Private Education Loan portfolios;

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changes in the general interest rate environment and in the securitization markets for education loans;

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changes in projections of losses from loan defaults;

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changes in prepayment rates and credit spreads;

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changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services;

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actual or anticipated fluctuations in operating results;

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changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

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acquisitions, strategic alliances or joint ventures involving us or our competitors;

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actions of our current shareholders, including sales of common stock by our directors and executive officers; and

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the arrival or departure of key personnel.

The market price of our common stock may also be affected by market conditions affecting the capital markets generally. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in operating performance. These broad market fluctuations may adversely affect the market prices of our common stock, and, in turn, the mandatory convertible preferred stock.

In addition, we expect that the market price of the mandatory convertible preferred stock will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the mandatory convertible preferred stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the mandatory convertible preferred stock.

Resales of shares of our common stock following the transactions and our future issuances of equity or equity-linked securities may cause the market price of shares of our common stock to fall.

As of September 30, 2007, we had 414,116,096 shares of common stock outstanding and 408,816,422 shares of our common stock outstanding as of December 24, 2007. This number excludes an aggregate of approximately 36,690,629 shares of our common stock issuable upon exercise of options outstanding as of December 24, 2007, at a weighted average exercise price of $39.93 per share, of which options to purchase 25,065,524 shares were exercisable as of that date at a weighted average exercise price of $34.96 per share. This number also does not include any share reduction related to physically settling our equity forward contract. The issuance and subsequent sale of (1) the additional shares of common stock issuable under the outstanding options, (2) the shares of our common stock issuable upon conversion of the mandatory convertible preferred stock offered hereby, (3) the shares being offered in our concurrent common stock offering, (4) the shares issuable under the outstanding restricted stock grants, and (5) the additional shares of our common stock that are eligible for sale in the public market from time to time upon the exercise of options could have the effect of depressing the market price for shares of our common stock.

The mandatory convertible preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the mandatory convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

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investors' anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the mandatory convertible preferred stock;

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possible sales of our common stock by investors who view the mandatory convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

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hedging or arbitrage trading activity that may develop involving the mandatory convertible preferred stock and our common stock.

The adjustment to the conversion rate and the payment of the cash acquisition dividend make-whole amount upon the occurrence of certain cash acquisitions may not adequately compensate you.

If a cash acquisition (as defined under "Description of mandatory convertible preferred stock—Conversion at the option of the holder upon cash acquisition; Cash acquisition dividend make-whole amount") occurs prior to conversion, we will adjust the conversion rate for mandatory convertible preferred stock converted during the cash acquisition conversion period (as defined under "Description of mandatory convertible preferred stock—Conversion at the option of the holder upon cash acquisition; Cash acquisition dividend make-whole amount") unless the stock price is less than $7.00 or above $75.00 (in each case, subject to adjustment) and, with respect to those shares of mandatory convertible preferred stock converted, holders will receive, among other consideration, a cash acquisition dividend make-whole amount. The number of shares to be issued upon conversion in connection with a cash acquisition will be determined as described under "Description of mandatory convertible preferred stock—Conversion at the option of the holder upon cash acquisition; Cash acquisition dividend make-whole amount." Although this adjustment to the conversion rate and the payment of the cash acquisition dividend make-whole amount are designed to compensate you for the lost option value of your mandatory convertible preferred stock and lost dividends as a result of a cash acquisition, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a cash acquisition and pay the cash acquisition dividend make-whole amount (whether in cash or shares of our common stock) could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the mandatory convertible preferred stock may not be adjusted for all dilutive events that may adversely affect the market price of the mandatory convertible preferred stock or the common stock issuable upon conversion of the mandatory convertible preferred stock.

The number of shares of our common stock that you are entitled to receive upon conversion of the mandatory convertible preferred stock is subject to adjustment only for share splits and combinations, share dividends and specified other transactions. See "Description of mandatory convertible preferred Stock—Anti-dilution adjustments." However, other events, such as employee stock option grants, offerings of our common stock for cash or in connection with acquisitions, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the mandatory convertible preferred stock. In addition, the terms of our mandatory convertible preferred stock do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of our mandatory convertible preferred stock in engaging in any such offering or transaction.

Purchasers of our mandatory convertible preferred stock may suffer dilution of our mandatory convertible preferred stock upon the issuance of a new series of preferred stock ranking equally with the mandatory convertible preferred stock sold in this offering.

The terms of our mandatory convertible preferred stock will not restrict our ability to offer a new series of preferred stock that ranks equally with our mandatory convertible preferred stock in the future. We have no obligation to consider the interests of the holders of our mandatory convertible preferred stock in engaging in any such offering or transaction.

You will have no rights with respect to our common stock until you acquire our common stock upon conversion, but you may be adversely affected by certain changes made with respect to our common stock.

Until you acquire shares of our common stock upon conversion, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date, but your investment in our mandatory convertible preferred stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You will have no right to vote for observers of the board of directors until and unless we are in arrears on our dividend payments on the mandatory convertible preferred stock for at least four dividend periods.

Until and unless we are in arrears on our dividend payments on the mandatory convertible preferred stock for at least four dividend periods, you will have no voting rights except as otherwise required by Delaware law from time to time. If dividends on the mandatory convertible preferred stock are in arrears and unpaid for four or more quarterly dividend payments (whether or not consecutive), as holders of the mandatory convertible preferred stock, voting as a single class with all of our other classes of preferred stock having parity with the mandatory convertible preferred stock and having similar voting provisions which are at that time exercisable, you will have the right to elect two observers to the board of directors, as described under "Description of mandatory convertible preferred stock—Voting rights." However, to exercise any voting rights described under "Description of mandatory convertible preferred stock—Voting rights," you may only request that we call a special meeting of the holders of our preferred stock and you may not call a meeting directly (subject to certain exceptions following a failure by us to call a special meeting when requested). These voting rights and the terms of the observers so elected will only continue until such time as the dividend arrearage on the mandatory convertible preferred stock has been paid in full and we have resumed the payment of dividends in full on the mandatory convertible preferred stock for four consecutive dividend periods.

Anti-takeover provisions in our charter documents and Delaware law may make an acquisition of us more difficult.

Anti-takeover provisions in our charter documents and Delaware law may make an acquisition of us more difficult. These provisions:

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authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

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require supermajority vote of shareholders in order to consummate a merger or other business combination transaction;

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establish advanced notice requirements for nominations to the board of directors or for proposals that can be acted on at stockholder meetings; and

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limit who may call stockholder meetings.

These provisions may deter an acquisition of us that might otherwise be attractive to shareholders.

Our mandatory convertible preferred stock will rank junior to all of our and our subsidiaries' liabilities in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our mandatory convertible preferred stock only after all of our liabilities have been paid. In addition, our mandatory convertible preferred stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of our subsidiaries held by third parties. The rights of holders of our mandatory convertible preferred stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and preferred and minority equity holders. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay amounts due on any or all of our mandatory convertible preferred stock then outstanding. At September 30, 2007, we had total outstanding debt of $141,869 million.

You may be subject to tax upon an adjustment to the conversion rate of the mandatory convertible preferred stock even though you do not receive a corresponding cash distribution.

The conversion rate of the mandatory convertible preferred stock is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. If you are a non-U.S. holder (as defined in "Material U.S. federal tax considerations"), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments on the mandatory convertible preferred stock. It is possible that a dividend make-whole adjustment to the conversion rate upon conversion in connection with certain acquisitions could be treated as a taxable dividend, and because the treatment of such additional amounts paid in respect of future dividends is uncertain, we may withhold 30% of such amount on payments to non-U.S. holders. See "Material U.S. federal tax considerations."

The secondary market for the mandatory convertible preferred stock, if any, may be illiquid.

There is currently no secondary market for the mandatory convertible preferred stock. A secondary market may not develop, or, if it does, it may be illiquid at the time you may want to resell your mandatory convertible preferred stock. The mandatory convertible preferred stock will not be listed on any securities exchange or included in any automated quotation system. The representatives of the underwriters have advised us that they presently intend to make a market for the mandatory convertible preferred stock, but they are not obligated to do so, and they may discontinue any market-making at any time. Accordingly, if an active market is not developed or sustained, the market price and liquidity of the mandatory convertible preferred stock may be adversely affected. If a market for the mandatory convertible preferred stock were to develop, the mandatory convertible preferred stock could trade at prices that may be higher or lower than the initial offering price depending upon many factors, including the price of our common stock, prevailing interest rates, our operating results and the markets for similar securities.

RISKS RELATED TO OUR COMMON STOCK

We do not currently pay regular dividends on our common stock.

We have not paid any dividends on our common stock since the execution of the Merger Agreement with the Buyer Group in April 2007. While the restriction on the payment of dividends under the Merger Agreement has been terminated, we expect to continue not paying dividends in the near term in order to focus on balance sheet improvement and expect to re-examine our dividend policy in the second half of 2008. Subject to Delaware law, our board of directors will determine the payment of future dividends on our common stock, if any, and the amount of any dividends in light of any applicable contractual restrictions limiting our ability to pay dividends, our earnings and cash flows, our capital requirements, our financial condition, regulatory requirements and other factors our board of directors deems relevant. Accordingly, you may have to sell some or all of the common stock issuable upon conversion of your mandatory convertible preferred stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell such common stock and may lose the entire amount of your investment.

Future sales or issuances of our common stock may dilute the ownership interest of existing shareholders and depress the trading price of our common stock.

Future sales or issuances of our common stock may dilute the ownership interests of our existing shareholders. In addition, future sales or issuances of substantial amounts of our common stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our common stock.

RISKS RELATED TO OUR BUSINESS

An investment in our common stock is subject to material risks.

An investment in our common stock is subject to material risks, including:

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a larger than expected increase in third party consolidation activity may reduce our FFELP student loan spread, materially impair our Retained Interest, reduce our interest earning assets and otherwise materially adversely affect our results of operations;

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incorrect estimates and assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect the reported amounts of assets and liabilities and the reported amounts of income and expenses;

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changes in the composition of our Managed student loan portfolio will increase the risk profile of our asset base and our capital requirements;

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past charge-off rates on our Private Education Loans may not be indicative of future charge-off rates because, among other things, we use forbearance policies and our failure to adequately predict and reserve for charge-offs may adversely impact our results of operations;

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our growth in our APG business segment is dependent in part on successfully identifying, consummating and integrating strategic acquisitions;

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our APG business segment may not be able to purchase defaulted consumer receivables at prices that management believes to be appropriate, and a decrease in our ability to purchase portfolios of receivables could adversely affect our net income;

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if we do not physically settle all of our equity forward contract with the net proceeds of the offering, we may be required to settle our equity forward contract in a manner that could have a materially dilutive effect on our common stock;

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we are exposed to interest rate risk in the form of basis risk and repricing risk because the interest rate characteristics of our earning assets do not always match exactly the interest rate characteristics of the funding;

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we may face limited availability of financing, variation in our funding costs and uncertainty in our securitization financing;

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the rating agencies could downgrade the ratings on our senior unsecured debt, which could increase our cost of funds;

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our business is subject to a number of risks, uncertainties and conditions, some of which are not within our control, including general economic conditions, increased competition, adverse changes in the laws and regulations that govern our businesses and failure to successfully identify, consummate and integrate strategic acquisitions;

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our GAAP earnings are highly susceptible to changes in interest rates because most of our derivatives do not qualify for hedge accounting treatment under SFAS No. 133;

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if the Merger Agreement is terminated, our ability to fund our operations could be materially adversely affected;

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our derivative counterparties may terminate their positions with the Company if our credit ratings fall to certain levels and the Company could incur substantial additional costs to replace any terminated positions; and

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we could experience cash flow delays or shortfalls if a guaranty agency defaults on its guaranty obligation.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our common stock will not fall in the future.

We cannot assure you that we can timely replace the new aggregate $30 billion asset-backed commercial paper conduit facilities.

On April 30, 2007, in connection with the Merger Agreement we entered into a new aggregate $30 billion Interim ABCP Facility which provided us with significant additional liquidity. Generally, the Interim ABCP Facility effectively terminates on the earliest of (1) the Merger closing, (2) 90 calendar days after the date of termination of the Merger Agreement or (3) 90 calendar days after February 15, 2008. In any case, if the Merger does not close, on February 15, 2008, our cost of funds on borrowings under the Interim ABCP Facility increases from LIBOR plus approximately 40 basis points to the higher of Prime plus 200 basis point or Federal Funds Rate plus 250 basis points. While we are in substantive discussions with various financing sources concerning replacement of the Interim ABCP Facility and believe that this source of liquidity can be replaced in a timely manner, we cannot assure you that we will come to mutually satisfactory terms and conditions.

The availability of our $6.5 billion in revolving credit facilities is conditioned on our ability to maintain a specified level of consolidated tangible net worth.

We maintain $6.5 billion in unsecured revolving credit facilities, to supplement our liquidity needs. Although we have never borrowed under these facilities, they provide liquidity support for general corporate purposes, including backup for our unsecured commercial paper program. These facilities each contain a covenant to maintain consolidated tangible net worth of at least $1.38 billion. Should we fail to comply with this covenant, the facility may be terminated at the request of banks holding a majority of the commitments under the facilities. Our ability to comply with the consolidated tangible net worth covenant will be affected by a variety of factors, including mark-to-market accounting adjustments applied principally to our derivatives, including our equity forwards, and our residual interests in off-balance sheet securitized loans. Because our share price has fallen steeply during the latter part of the fourth quarter of 2007, we expect to have a significant mark-to-market adjustment on our equity forward positions that will reduce significantly our consolidated tangible net worth when it is next measured as of December 31, 2007. We intend to apply approximately $2.0 billion of the proceeds from this offering and the concurrent offering of our common stock to the physical settlement of our equity forward contract. One of the purposes of these offerings is to provide us with additional assurance that we will be able to comply with the consolidated tangible net worth covenant as of December 31, 2007. In this regard, we are permitting investors in both offerings to settle purchases on December 31, 2007 because we believe that our receipt of proceeds on or prior to such date will reduce our risk of noncompliance at our fiscal year end. However, if we fail to comply with the consolidated tangible net worth in our revolving credit facilities at that date or in the future, the banks party to the facilities (which include Bank of America and JPMorgan Chase, members of the Buyer Group against whom we have filed a lawsuit, as lenders and agents under the facilities) may elect to terminate their commitments, and if they did elect to terminate the facilities, our available liquidity could be materially impaired.

Use of proceeds

We estimate that the net proceeds from the sale of the shares of our mandatory convertible preferred stock offered hereby, after deducting estimated expenses and the underwriters' discounts, will be approximately $968.9 million. We intend to apply approximately $2.0 billion of the net proceeds from this offering and the concurrent offering of our common stock to the physical settlement of our equity forward contract, pursuant to which we will effect the repurchase of all of the shares of common stock deliverable to us under that contract. Physically settling the equity forward contract will reduce our common shares then outstanding by the amount of 44,039,890. Any remaining proceeds will be used for general corporate purposes.

Price range of common stock

Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "SLM". The following table sets forth the quarterly high and low sales prices for our common stock as reported by NYSE for the periods indicated.

	High	Low

Fiscal Year 2005
First Quarter	$55.13	$46.39
Second Quarter	51.46	45.56
Third Quarter	53.98	48.85
Fourth Quarter	56.48	51.32
Fiscal Year 2006
First Quarter	58.35	51.86
Second Quarter	55.21	50.05
Third Quarter	53.07	45.76
Fourth Quarter	52.09	44.65
Fiscal Year 2007
First Quarter	49.96	40.30
Second Quarter	57.96	40.60
Third Quarter	58.00	41.73
Fourth Quarter (through December 27, 2007)	53.65	18.68

Dividend policy

We have not paid any dividends on our common stock since the execution of the Merger Agreement with the Buyer Group in April 2007. While the restriction on the payment of dividends under the Merger Agreement has been terminated, we expect to continue not paying dividends in the near term in order to focus on balance sheet improvement and expect to re-examine our dividend policy in the second half of 2008. Subject to Delaware law, our board of directors will determine the payment of future dividends on our common stock, if any, and the amount of any dividends in light of any applicable contractual restrictions limiting our ability to pay dividends, our earnings and cash flows, our capital requirements, our financial condition, regulatory requirements and other factors our board of directors deems relevant.

Capitalization

The following table shows our cash, cash equivalents and investments and capitalization as of September 30, 2007:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect the consummation of this offering, our concurrent offering of common stock (resulting in net proceeds of approximately $2.9 billion in total), and the application of a portion of such proceeds to physical settlement of our equity forward contract with any remaining proceeds used for general corporate purposes. As of September 30, 2007, approximately $2.5 billion was required to repurchase 48,150,819 common shares deliverable to us under the equity forward contracts. As of December 24, 2007, approximately $2.0 billion was required to repurchase 44,039,890 common shares deliverable to us under the equity forward contract. The difference in the amount required to settle the contracts and the shares deliverable to us between these two dates relates to (1) cash used to buy down the strike levels of the contracts between September 30, 2007 and December 24, 2007 and (2) the physical settlement of certain contracts between September 30, 2007 and December 24, 2007, which resulted in the Company using $0.5 billion of cash during this period. The as adjusted presentation below reflects the application of the $2.5 billion required to repurchase the 48,150,819 shares outstanding as of September 30, 2007. Approximately $2.0 billion of the amount required will be used from the net proceeds of this offering and our concurrent offering of common stock, and the remaining $0.5 billion has already been used from the Company's on-balance sheet cash balances.

This table is unaudited and should be read in conjunction with our consolidated financial statements and the notes thereto, which are incorporated by reference herein.

	As of September 30, 2007
	Actual	As Adjusted

	(Dollars in thousands, except per share amounts)
Cash, cash equivalents and investments	$12,040,001	$12,450,504

Debt:
Short-term borrowings	$33,008,374	$33,008,374
Long-term borrowings	108,860,988	108,860,988

Total debt	141,869,362	141,869,362

Stockholders' equity:
7.25% mandatory convertible preferred stock, Series C(a)	—	1,000,000
Preferred stock—Series A & B(a)	565,000	565,000
Common stock, $.20 par per share(b)	87,932	103,179
Additional paid-in capital	2,847,748	4,253,647
Accumulated other comprehensive income	245,352	245,352
Retained earnings	2,437,639	2,437,639
Common stock held in treasury(c)	(1,181,964)	(3,091,488)

Total stockholders' equity	5,001,707	5,513,329

Total capitalization	$146,871,069	$147,382,691

(a)
par value $.20 per share, 20,000,000 shares authorized; Series A: 3,300,000 shares issued at stated value of $50 per share; Series B: 4,000,000 shares issued at stated value of $100 per share; Series C: 1,000,000 shares of 7.25% mandatory convertible preferred stock, at liquidation preference of $1,000 per share.

(b)
1,125,000 shares authorized; 439,660,341 issued and 414,116,096 outstanding as of September 30, 2007; 515,897,266 issued and 515,897,266 outstanding as adjusted for our common stock offering as of September 30, 2007; and 515,897,266 issued and 467,746,447 outstanding, as adjusted for our common stock offering and the use of proceeds to physically settle the equity forward contracts as of September 30, 2007. The number of shares outstanding as of December 24, 2007 as adjusted for our common stock offering will be 510,597,592 based on 408,816,422 shares outstanding as of December 24, 2007. The number of shares outstanding as of December 24, 2007, as adjusted for our common stock offering and the use of proceeds to physically settle the equity forward contracts will be 466,557,702. In each case, excludes shares of our common stock issuable upon conversion of our 7.25% mandatory convertible preferred stock, shares issuable upon exercise of options outstanding and shares issuable under restricted stock grants.

(c)
25,544,245 shares held in treasury as of September 30, 2007; 0 shares held in treasury as adjusted for our common stock offering as of September 30, 2007; 0 shares held in treasury as of December 24, 2007 as adjusted for our common stock offering; and 44,039,890 shares held in treasury as of December 24, 2007 as adjusted for our common stock offering and the use of proceeds to physically settle the equity forward contract.

Ratio of earnings to fixed charges and preferred stock dividends

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends and our ratio of earnings to fixed charges for the five years ended December 31, 2006 and the nine month periods ended September 30, 2007 and September 30, 2006.

	Nine months ended September 30,		Years ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(1)	1.23	1.49	1.37	1.67	2.74	3.21	1.98
Ratio of Earnings to Fixed Charges(1)	1.24	1.51	1.39	1.69	2.77	3.26	2.01

(1)
For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized, plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.

Description of mandatory convertible preferred stock

The following is a summary of certain provisions of the certificate of designation for our 7.25% mandatory convertible preferred stock, series C. A copy of the certificate of designation and the form of mandatory convertible preferred stock share certificate are available upon request from us at the address set forth under "Where You Can Find More Information." The following summary of the terms of the mandatory convertible preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designation.

The mandatory convertible preferred stock is a series of "Preferred Stock" as that term is used in the accompanying prospectus. The description of the mandatory convertible preferred stock in this prospectus supplement replaces the description of the general provisions of the preferred stock in the accompanying prospectus to the extent that the following description is inconsistent with those provisions.

As used in this section, the terms the "Company," "us," "we" or "our" refer to SLM Corporation and not any of its subsidiaries.

GENERAL

Under our restated certificate of incorporation, our board of directors is authorized, without further shareholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.20 per share, in one or more series, with such voting powers or without voting powers, and with such designations, and relative preferences, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. We have 12,700,000 shares of authorized preferred stock which are undesignated. At the consummation of this offering, we will issue 1,000,000 shares of mandatory convertible preferred stock. In addition, we have granted the underwriters an option to purchase up to 150,000 additional shares in accordance with the procedures set forth in "Underwriting." Please read "Description of Capital Stock" in the accompanying prospectus.

When issued, the mandatory convertible preferred stock and any common stock issued upon the conversion of the mandatory convertible preferred stock will be fully paid and nonassessable. The holders of the mandatory convertible preferred stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or other securities of the Company of any class. Computershare Investor Services, LLC serves as the transfer agent and registrar of our common stock and will serve as transfer agent, registrar and conversion and dividend disbursing agent for the mandatory convertible preferred stock.

RANKING

The mandatory convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

–>
senior to our common stock and to each other class of capital stock or series of preferred stock established after the original issue date of the mandatory convertible preferred stock (which we refer to as the "issue date") the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the mandatory convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "junior stock");

–>
on parity with our 6.97% Cumulative Redeemable Preferred Stock, Series A, our Floating Rate Non-Cumulative Preferred Stock, Series B, and any class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank on a parity with the mandatory convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "parity stock");

–>
junior to each class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "senior stock"); and

–>
junior to our existing and future indebtedness.

In addition, the mandatory convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries.

DIVIDENDS

Holders of shares of mandatory convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee of our board of directors, out of funds legally available for payment, cumulative dividends at the rate per annum of 7.25% on the liquidation preference of $1,000 per share of mandatory convertible preferred stock (equivalent to $72.50 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the share cap). See "—Method of Payment of Dividends." Dividends on the mandatory convertible preferred stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year to and including the mandatory conversion date (as defined below), commencing March 15, 2008 (each, a "dividend payment date") at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the issue date of the mandatory convertible preferred stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Dividends will be payable to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the immediately preceding March 1, June 1, September 1 and December 1 (each, a "record date"). These record dates will apply regardless of whether a particular record date is a business day. A "business day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the first original issue date of our mandatory convertible preferred stock and will end on and exclude the March 15, 2008 dividend payment date. The amount of dividends payable on each share of mandatory convertible preferred stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the mandatory convertible preferred stock for any period other than a full dividend period are computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the mandatory convertible preferred stock for the first dividend period, assuming the issue date is December 31, 2007, will be $15.100 per share (based on the annual dividend rate of 7.25% and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on March 15, 2008. The dividend on the mandatory convertible preferred stock for each subsequent dividend period, when, as and if declared, will be $18.125 per share (based on the annual dividend rate of 7.25% and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum or number of shares of common stock set apart for the payment of dividends upon, any outstanding share of the mandatory convertible preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividend upon, all outstanding shares of mandatory convertible preferred stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the mandatory convertible preferred stock, may be limited by the terms of our existing and future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See "Risk factors—Risks related to our mandatory convertible preferred stock—We may not be able to pay dividends on the mandatory convertible preferred stock."

We will undertake to disclose in our quarterly and annual reports filed with the SEC the amount of any accumulated and unpaid dividends on the mandatory convertible preferred stock for dividend periods ending prior to the last date of the relevant quarterly or annual period as to which such report relates.

Unless all accumulated and unpaid dividends on the mandatory convertible preferred stock for all prior dividend periods shall have been paid in full, we will not:

–>
declare or pay any dividend or make any distribution of assets on any junior stock, other than dividends or distributions in the form of junior stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

–>
redeem, purchase or otherwise acquire any shares of junior stock or pay or make any monies available for a sinking fund for such shares of junior stock, other than (A) upon conversion or exchange for other junior stock or (B) the purchase of fractional interests in shares of any junior stock pursuant to the conversion or exchange provisions of such shares of junior stock;

–>
except as described below, declare or pay any dividend or make any distribution of assets on any shares of parity stock, other than dividends or distributions in the form of parity stock or junior stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution; or

–>
redeem, purchase or otherwise acquire any shares of parity stock, except upon conversion into or exchange for other parity stock or junior stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

When dividends are not paid in full upon the shares of mandatory convertible preferred stock, as discussed above, all dividends declared on the mandatory convertible preferred stock and any other parity stock shall be paid either:

–>
pro rata so that the amount of dividends so declared on the shares of mandatory convertible preferred stock and each such other class or series of parity stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of mandatory convertible preferred stock and such class or series of parity stock bear to each other; or

–>
on another basis that is at least as favorable to the holders of the mandatory convertible preferred stock entitled to receive such dividends.

Method of payment of dividends

Subject to the share cap described below, we may pay any declared dividend (or any portion of any declared dividend) on the mandatory convertible preferred stock (whether or not for a current dividend period or any prior dividend period, and including in connection with the payment of accumulated and declared and unpaid dividends pursuant to the provisions described under "—Mandatory Conversion," "—Conversion at the Option of the Holder" and "—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount"), determined in our sole discretion:

–>
in cash;

–>
by delivery of shares of our common stock; or

–>
through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the mandatory convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the mandatory convertible preferred stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than 10 trading days prior to the dividend payment date for such dividend.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the average of the closing prices of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding (i) the applicable dividend payment date with respect to a dividend payable on such date or (ii) the mandatory conversion date, the early conversion date or the cash acquisition conversion date with respect to a dividend payable on such date.

No fractional shares of common stock will be delivered to the holders of the mandatory convertible preferred stock. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the average of the closing prices of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the dividend payment date for such dividend or conversion date on which such dividend is payable, as applicable.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any regular dividend payment or any dividend payment made in connection with a conversion exceed a number equal to the total dividend payment divided by $6.88, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in the same manner as each fixed conversion rate as set forth under "—Anti-dilution Adjustments." We refer to this provision as the "share cap". To the extent we do not deliver shares as a result of this share cap and we are legally able to do so, we will, notwithstanding any notice by us to the contrary, pay the remaining declared and unpaid dividend in cash.

REDEMPTION

The mandatory convertible preferred stock will not be redeemable.

LIQUIDATION PREFERENCE

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of mandatory convertible preferred stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the mandatory convertible preferred stock (the "liquidation preference"), plus an amount equal to accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated and unpaid dividends of the mandatory convertible preferred stock and all parity stock are not paid in full, the holders of the mandatory convertible preferred stock and the parity stock will share equally and ratably in any distribution of our assets in proportion to the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the mandatory convertible preferred stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designation will not contain any provision requiring funds to be set aside to protect the liquidation preference of the mandatory convertible preferred stock even though it is substantially in excess of the par value thereof.

VOTING RIGHTS

Preferred stock board committee

Our board of directors maintains a committee (the "preferred stock committee") of the board of directors whose purpose is to monitor and evaluate proposed actions of the Company that may impact the rights of holders of the outstanding preferred stock of Company, including the payment of dividends on the mandatory convertible preferred stock, and to report to our board of directors thereon. Our board of directors shall designate from among its "independent directors" (as such term is defined (i) by the Company's Bylaws as then in effect or (ii) by the rules of the New York Stock Exchange) at least three directors to serve on the preferred stock committee. In designating the independent directors to serve on the preferred stock committee, our board of directors may, in its sole discretion, apply either of the foregoing definitions. The preferred stock committee shall meet at least once a year.

Limited rights to vote and elect board observers

The holders of the mandatory convertible preferred stock will have no voting rights, either general or special, except as set forth below or as otherwise required by Delaware law from time to time. Whenever dividends on any shares of mandatory convertible preferred stock have not been declared by our board of directors or paid for an aggregate of four or more dividend periods, whether or not consecutive:

–>
The holders of the mandatory convertible preferred stock, voting together as a single class with all other classes or series of our capital stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the mandatory convertible preferred stock in the election of two observers to the board of directors, will be entitled to vote for the election of a total of two board observers at a special meeting called by an officer of the Company at the request of holders of record of at least 10% of (i) our outstanding mandatory convertible preferred stock or (ii) any such other class or series of our capital stock entitled to vote for such board observes and reelected at each subsequent annual meeting of stockholders, until all declared and unpaid dividends on the mandatory convertible preferred stock have been fully paid and we have resumed the payment of dividends in full on the mandatory convertible preferred stock for four consecutive dividend periods.

–>
If and when all accumulated and unpaid dividends on the mandatory convertible preferred stock have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full and we have resumed the payment of dividends in full on the mandatory convertible preferred stock for four consecutive dividend periods, the right of holders of mandatory convertible preferred stock to elect those two board observers will cease and, unless there are other classes and series of our capital stock upon which like voting rights have been conferred and are exercisable, all rights of each of the two board observers will immediately and automatically terminate.

–>
We shall provide to the board observers notice, and a detailed agenda (to the extent prepared for any member of our board of directors), of all meetings of our board of directors and any committee of the board of directors which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the preferred stock committee. We shall also provide to the board observers copies of all materials that may in any way be related to the payment or nonpayment of dividends that are provided to our board of directors and to the members of any such committees. The board observers shall be subject to the same confidentiality obligations with respect to such materials as bind our board of directors. The board observers may attend any meeting of the board of directors or any committee thereof which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the preferred stock committee; the board observers may participate in any such meeting, include statements in the minutes of such meetings, and present information and make recommendations to, and ask questions of, the board of directors or the preferred stock committee with respect to all matters.

–>
If a special meeting of the holders of the mandatory convertible preferred stock for the election of the board observers is not called by an officer of the Company within 30 days after a request by holders of record of at least 10% of the outstanding shares of mandatory convertible preferred stock, then such requesting holders may designate a holder of mandatory convertible preferred stock to call that meeting at our expense. We will pay all costs and expenses of calling and holding any meeting and of electing board observers as described above.

The foregoing voting rights will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of mandatory convertible preferred stock have been converted and sufficient shares and funds, if applicable, have been deposited in trust to effect such conversion.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of mandatory convertible preferred stock and all other parity stock having similar voting rights that are exercisable, voting as a single class, in person or by proxy, at an annual meeting of our shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, will be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of our restated certificate of incorporation or the certificate of designation if the amendment would amend, alter or affect the powers, preferences or rights of the mandatory convertible preferred stock so as to adversely affect the holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of senior stock. The certificate of designation will provide that the authorization of, the increase in the authorized amount of, or the issuance of any shares of any class or series of parity stock or junior stock will not require the consent of the holders of the mandatory convertible preferred stock, and will not be deemed to adversely affect the powers, preferences or rights of the holders of the mandatory convertible preferred stock.

In any matter in which the mandatory convertible preferred stock is entitled to vote, including any action by written consent, each share of the mandatory convertible preferred stock shall be entitled to one vote, except that when shares of any other class or series of our capital stock have the right to vote with the mandatory convertible preferred stock as a single class on any matter, the mandatory convertible preferred stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accumulated dividends, if any). For the avoidance of doubt, each share of mandatory convertible preferred stock shall be entitled to 20 votes in any such matter.

MANDATORY CONVERSION

Each share of the mandatory convertible preferred stock, unless previously converted, will automatically convert on December 15, 2010 (the "mandatory conversion date"), into a number of shares of common stock equal to the conversion rate described below. In addition to the number of shares of common stock issuable upon conversion of each share of mandatory convertible preferred stock on the mandatory conversion date, holders will have the right to receive an amount equal to all accumulated and declared and unpaid dividends on the mandatory convertible preferred stock (payable as described under "Dividends—Method of Payment of Dividends") for the then-current dividend period ending on the mandatory conversion date and all prior dividend periods (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date). If on the mandatory conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the "additional conversion amount") divided by the average of the closing prices of our common stock over the twenty consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date; provided, however, that in no event shall we increase the number of shares of our common stock to be issued in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of mandatory convertible preferred stock on the mandatory conversion date, will, subject to adjustment as described under "—Anti-dilution Adjustments" below, be as follows:

–>
if the applicable market value (as defined below) of our common stock is greater than $23.97, which we call the "threshold appreciation price," then the conversion rate will be 41.7188 shares of common stock per share of mandatory convertible preferred stock (the "minimum conversion rate"), which is equal to $1,000 divided by the threshold appreciation price;

–>
if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than $19.65, which we call the "initial price," then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock, which will be between 41.7188 shares and 50.8906 shares; or

–>
if the applicable market value of our common stock is less than the initial price, then the conversion rate will be 50.8906 shares of common stock per share of mandatory convertible preferred stock (the "maximum conversion rate"), which is equal to $1,000 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the "fixed conversion rates." The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described under "—Anti-dilution Adjustments" below.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our mandatory convertible preferred stock would receive upon mandatory conversion of one share of mandatory convertible preferred stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described below under "—Anti-dilution Adjustments". The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $19.65 and a threshold appreciation price of $23.97, a holder of our mandatory convertible preferred stock would receive on the mandatory conversion date the number of shares of our common stock per one share of our mandatory convertible preferred stock set forth below:

Applicable market value of our common stock	Number of shares of our common stock to be received upon conversion	Conversion value (applicable market value multiplied by the number of our shares of common stock to be received upon conversion)

$7.00	50.8906	$356.23
$11.00	50.8906	$559.80
$15.00	50.8906	$763.36
$19.65	50.8906	$1,000.00
$23.00	43.4783	$1,000.00
$27.00	41.7188	$1,126.41
$31.00	41.7188	$1,293.28
$35.00	41.7188	$1,460.16
$45.00	41.7188	$1,877.35
$55.00	41.7188	$2,294.53
$65.00	41.7188	$2,711.72
$75.00	41.7188	$3,128.91

Accordingly, if the applicable market value of our common stock is greater than the market price of our common stock on the date of this prospectus supplement and greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the mandatory convertible preferred stock will be greater than the $1,000 liquidation preference of the share of the mandatory convertible preferred stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is greater than the market price of our common stock on the date of this prospectus supplement and equal to or less than the threshold appreciation price and equal to or greater than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the mandatory convertible preferred stock will be equal to the $1,000 liquidation preference of the share of the mandatory convertible preferred stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the market price of our common stock on the date of this prospectus supplement and less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the mandatory convertible preferred stock will be less than the $1,000 liquidation preference of the share of the mandatory convertible preferred stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

"Applicable market value" means the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date.

The "threshold appreciation price" represents an approximately 22% appreciation over the initial price.

The "closing price" of our common stock or any securities distributed in a spin-off, as the case may be, on any date of determination means:

–>
the closing price on that date or, if no closing price is reported, the last reported sale price of shares of our common stock or such other securities on the New York Stock Exchange on that date; or

–>
if our common stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of our common stock or such other securities on the principal U.S. national or regional securities exchange on which our common stock or such other securities are so traded on that date; or

–>
if our common stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for our common stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

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if our common stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of our common stock or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

All references herein to the closing price of our common stock and the last reported sale price of our common stock on the New York Stock Exchange shall be such closing price and such last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

A "trading day" is a day on which shares of our common stock:

–>
are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

–>
has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

CONVERSION AT THE OPTION OF THE HOLDER

Other than during a cash acquisition conversion period (as defined below under "—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount"), holders of the mandatory convertible preferred stock have the right to convert their shares of mandatory convertible preferred stock, in whole or in part, at any time prior to the mandatory conversion date, into shares of our common stock at the minimum conversion rate of 41.7188 shares of common stock per share of mandatory convertible preferred stock, subject to adjustment as described under "—Anti-dilution Adjustments" below.

In addition to the number of shares of common stock issuable upon conversion of each share of mandatory convertible preferred stock at the option of the holder on the effective date of any early conversion (which we refer to as the "early conversion date"), each converting holder will have the right to receive an amount equal to all accumulated and declared and unpaid dividends on such converted share(s) of mandatory convertible preferred stock (payable as described under "Dividends—Method of Payment of Dividends") for all prior dividend periods ending on or prior to the dividend payment date immediately preceding the early conversion date (other than previously declared dividends on our mandatory convertible preferred stock payable to holders of record as of a prior date). If on the early conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable for such prior dividend periods, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared, which we refer to as the additional conversion amount, divided by the average of the closing prices of our common stock over the twenty consecutive trading day period ending on the third trading day immediately preceding the early conversion date; provided, however, that in no event shall we increase the number of shares of our common stock to be issued in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

Except as described above, upon any optional conversion of our mandatory convertible preferred stock, we will make no payment or allowance for unpaid dividends on our mandatory convertible preferred stock.

CONVERSION AT THE OPTION OF THE HOLDER UPON CASH ACQUISITION; CASH ACQUISITION DIVIDEND MAKE-WHOLE AMOUNT

General.    If a cash acquisition (as defined below) occurs, on or prior to the mandatory conversion date, holders of the mandatory convertible preferred stock will have the right to (i) convert their shares of mandatory convertible preferred stock, in whole or in part, into shares of common stock and, (ii) with respect to such converted shares, receive accumulated and declared and unpaid dividends and a cash acquisition dividend make-whole amount (as defined below) and (iii) to the extent that on the effective date of the conversion upon cash acquisition, we have not declared any or all of the accumulated and unpaid dividends payable on such date, receive an adjustment in the conversion rate (described below).

To exercise this right, holders must submit their shares of the mandatory convertible preferred stock for conversion at any time during the period (the "cash acquisition conversion period") beginning on the effective date of such cash acquisition (the "effective date") and ending at 5:00 p.m., New York City time, on the date that is 15 calendar days after the effective date (or, if earlier, the mandatory conversion date) at the conversion rate specified in the table below (the "cash acquisition conversion rate"). Holders of mandatory convertible preferred stock who do not submit their shares for conversion during the cash acquisition conversion period will not be entitled to convert their shares of mandatory convertible preferred stock at the cash acquisition conversion rate or to receive the cash acquisition dividend make-whole amount. Upon conversion, holders will receive, per share of mandatory convertible preferred stock, (i) a number of shares of our common stock equal to the cash acquisition conversion rate, and (ii) the sum of any accumulated and declared and unpaid dividends and the cash acquisition dividend make-whole amount (as defined below) payable in cash or shares of our common stock or a combination of cash and shares of our common stock, as described below, and (iii) to the extent that on the effective date of the conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, an adjustment in the conversion rate.

We will notify holders, at least 20 calendar days prior to the anticipated effective date of such cash acquisition, of the anticipated effective date of such transaction. In addition, if we elect to deliver some or all of the amount of accumulated and declared and unpaid dividends and the cash acquisition dividend make-whole amount in shares of our common stock (as described below), such notice will indicate whether such amount will be payable in full in shares of our common stock or any combination of cash and shares of our common stock, and we will specify the combination (which may be in percentage terms) in the notice.

A "cash acquisition" will be deemed to have occurred at such time after the issue date of the mandatory convertible preferred stock upon the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of us or any sale, lease or other transfer of the consolidated assets of ours and our subsidiaries) or a series of related transactions or events pursuant to which:

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90% or more of our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; and

–>
more than 10% of the cash, securities or other property consists of cash, securities or other property that are not, or upon issuance will not be, traded on the New York Stock Exchange or quoted on the Nasdaq Global Select Market.

Cash acquisition conversion rate.    The cash acquisition conversion rate will be determined by reference to the table below and is based on the effective date of the transaction and the price (the "stock price") paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the cash acquisition, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average of the closing prices of our common stock over the 10 consecutive trading day period ending on the trading day preceding the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our mandatory convertible preferred stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the cash acquisition conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under "—Anti-dilution Adjustments."

The following table sets forth the cash acquisition conversion rate per share of mandatory convertible preferred stock for each stock price and effective date set forth below.

Stock price on effective date

Effective date	$7.00	$11.00	$15.00	$19.65	$23.00	$27.00	$31.00	$35.00	$45.00	$55.00	$65.00	$75.00

December 31, 2007	49.6194	46.7637	44.1012	42.2489	41.6084	41.2928	41.2291	41.2710	41.4588	41.5871	41.6532	41.6854
December 15, 2008	50.4845	48.4925	45.6715	43.1880	42.2083	41.6670	41.4973	41.4859	41.5971	41.6698	41.6994	41.7105
December 15, 2009	50.8711	50.2866	48.0793	44.7115	43.0386	42.0642	41.7436	41.6772	41.7004	41.7138	41.7165	41.7171
December 15, 2010	50.8906	50.8906	50.8906	50.8906	43.4783	41.7188	41.7188	41.7188	41.7188	41.7188	41.7188	41.7188

The exact stock price and effective dates may not be set forth on the table, in which case:

–>
if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the cash acquisition conversion rate will be determined by straight-line interpolation between the cash acquisition conversion rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

–>
if the stock price is in excess of $75.00 per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the minimum conversion rate, subject to adjustment; and

–>
if the stock price is less than $7.00 per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the maximum conversion rate, subject to adjustment.

Cash acquisition dividend make-whole amount.    For any shares of mandatory convertible preferred stock that are converted during the cash acquisition conversion period, in addition to the shares of common stock issued upon conversion, we must, in our sole discretion (subject to the share cap), either:

(a)
pay you in cash (or in our sole discretion (subject to the share cap) in shares of our common stock or a combination of cash and shares of our common stock, as described under "Dividends—Method of Payment of Dividends") to the extent we are legally permitted to do so, the sum of:

(1)
an amount equal to any accumulated and declared and unpaid dividends on your shares of our mandatory convertible preferred stock (other than previously declared dividends payable to holders on a prior dividend record date), and

(2)
the present value of all dividend payments on your shares of mandatory convertible preferred stock for all the remaining dividend periods from the effective date of the transaction for all remaining dividend periods to but excluding the mandatory conversion date (the "cash acquisition dividend make-whole amount"), or

(b)
increase the number of shares of our common stock to be issued on conversion by a number equal to (x) the sum of any accumulated and declared and unpaid dividends and the cash acquisition dividend make-whole amount divided by (y) the stock price (as defined above) of shares of our common stock.

Upon the effective date of a cash acquisition, if we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared, which we refer to as the additional conversion amount, divided by the stock price (as defined above); provided, however, that in no event shall we increase the number of shares of our common stock to be issued in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

We may make the election to pay cash (or in our sole discretion (subject to the share cap), in shares of our common stock or a combination of cash and shares of our common stock, as described under "Dividends—Method of Payment of Dividends") or increase the conversion rate, in whole or in part, as set forth in our cash acquisition notice described above. The present value of the remaining dividend payments will be computed using a discount rate equal to 8.0%.

Our obligation to deliver shares at the cash acquisition conversion rate and pay the cash acquisition dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

CONVERSION PROCEDURES

Upon mandatory conversion

Any outstanding shares of mandatory convertible preferred stock will automatically convert into shares of common stock on the mandatory conversion date. The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided under "—Anti-dilution Adjustments," prior to

5:00 p.m., New York City time, on the mandatory conversion date, the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

Upon early conversion

If you elect to convert your shares of mandatory convertible preferred stock prior to the mandatory conversion date, in the manner described in "—Conversion at the Option of the Holder" or "—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount", you must observe the following conversion procedures:

If you hold a beneficial interest in a global share of mandatory convertible preferred stock, to convert you must deliver to The Depository Trust Company ("DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay funds equal to the dividend payable on the next dividend payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold shares of mandatory convertible preferred stock in certificated form, to convert you must:

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complete and manually sign the conversion notice on the back of the mandatory convertible preferred stock certificate or a facsimile of the conversion notice;

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deliver the completed conversion notice and the certificated shares of mandatory convertible preferred stock to be converted to the conversion agent;

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if required, furnish appropriate endorsements and transfer documents;

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if required, pay funds equal to dividend payable on the next dividend payment date to which you are not entitled; and

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if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

Fractional shares

No fractional shares of common stock will be issued to holders of our mandatory convertible preferred stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of our mandatory convertible preferred stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of:

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in the case of mandatory conversion or conversion in connection with a cash acquisition, the average of the closing prices of our common stock over the five consecutive trading day period preceding the trading day immediately preceding the conversion date; or

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in the case of each early conversion at the option of a holder, the closing price per share of our common stock on the second trading day immediately preceding the conversion date.

If more than one share of our mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of shares or our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our mandatory convertible preferred stock so surrendered.

ANTI-DILUTION ADJUSTMENTS

Each fixed conversion rate will be adjusted if:

(1)
We issue common stock to all or substantially all of the holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be divided by a fraction:

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the numerator of which is the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

–>
the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution.

  Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

(2)
We issue to all or substantially all holders of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase our shares of common stock at less than the "current market price" (as defined below) of our common stock, in which case each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

  –>
  the numerator of which is the sum of the number of shares of common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock issuable pursuant to such rights or warrants, and

  –>
  the denominator of which shall be the sum of the number of shares of common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the current market price of our common stock.

  Any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining the aggregate offering price payable for such shares of our common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors). For the purposes of this clause (2), the number of shares of common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights or warrants in respect of shares of common stock held in treasury.

(3)
We subdivide or combine our common stock, in which event the conversion rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

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the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

–>
the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

  Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4)
We distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, cash or other assets, excluding:

–>
any dividend or distribution covered by clause (1) above;

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any rights or warrants covered by clause (2) above;

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any dividend or distribution covered by clause (5) below; and

–>
any spin-off to which the provisions set forth below in this clause (4) shall apply,

  in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

  –>
  the numerator of which is the current market price of our common stock, and

  –>
  the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, on such date fixed for determination of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of our common stock.

  In the event that we make a distribution to all or substantially all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a "spin-off"), each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

  –>
  the numerator of which is the sum of the current market price of our common stock and the fair market value, as determined by our board of directors, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock as of the fifteenth trading day after the "ex-date" for such distribution (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the average of the closing prices of such securities for the ten consecutive trading day period ending on such fifteenth trading day), and

  –>
  the denominator of which is the current market price of our common stock.

  Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under this clause (4) during any conversion period in respect of shares of mandatory convertible preferred stock that have been tendered for conversion, delivery of the shares of our common stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5)
We make a distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

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any cash that is distributed in a reorganization event (as described below),

–>
any dividend or distribution in connection with our liquidation, dissolution or winding up, and

–>
any consideration payable as part of a tender or exchange offer,

  in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

  –>
  the numerator of which is the current market price of our common stock, and

  –>
  the denominator of which is the current market price of our common stock minus the amount per share of such distribution.

  Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that any distribution described in this clause (5) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such distribution, to such fixed conversion rate which would then be in effect if such distribution had not been declared.

(6)
We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the "expiration date") will be multiplied by a fraction:

–>
the numerator of which shall be equal to:

(a)
the sum of:

i.
the aggregate cash and fair market value (as determined by our board of directors) on the expiration date of any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date; and

ii.
the product of:

1.
the current market price of our common stock; and

2.
the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration time") on the expiration date

–>
the denominator of which will be equal to:

(a)
the product of:

(i)
the current market price of our common stock; and

(ii)
the number of shares of our common stock outstanding immediately prior to the expiration time on the expiration date

  Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the seventh trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during any settlement period in respect of shares of mandatory convertible preferred stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a spin-off, in cases where the fair market value of assets (including cash), debt securities or certain rights, warrants or options to purchase our securities as to which clauses (4) or (5) above apply, applicable to one share of common stock, distributed to stockholders equals or exceeds the average of the closing prices of our common stock over the five consecutive trading day period ending on the trading day before the ex-date for such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the mandatory convertible preferred stock will be entitled to receive upon conversion, in addition to a number of shares of our common stock equal to the applicable conversion rate in effect on the applicable conversion date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted its shares of the mandatory convertible preferred stock immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution calculated by multiplying the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution by the number of shares of our common stock equal to the minimum conversion rate in effect on the applicable conversion date.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the mandatory convertible preferred stock, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

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clauses (2), (4) in the event of an adjustment not relating to a spin-off and (5) above, the "current market price" of our common stock is the average of the closing prices of our common stock over the five consecutive trading day period ending on the trading day before the "ex-date" with respect to the issuance or distribution requiring such computation;

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clause (4) above in the event of an adjustment relating to a spin-off, the "current market price" of our common stock is the average of the closing prices over the first ten consecutive trading days commencing on and including the fifth trading day following the "ex-date" for such distribution; and

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clause (6) above, the "current market price" of our common stock is the average of the closing prices of our common stock over the five consecutive trading day period ending on the seventh trading day after the expiration date of the tender or exchange offer.

The term "ex-date," when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade without the right to receive such issuance or distribution.

In the event of:

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any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

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any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

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any reclassification of our common stock into securities including securities other than our common stock; or

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any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a "reorganization event"), each share of mandatory convertible preferred stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the mandatory convertible preferred stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its mandatory convertible preferred stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the "exchange property"). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. The number of units of exchange property for each share of mandatory convertible preferred stock converted following the effective date of such reorganization event will be determined by the applicable conversion rate then in effect on the applicable conversion date (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of mandatory convertible preferred stock are actually converted). The applicable conversion rate, in the case of a mandatory conversion, and the minimum conversion rate, in the case of an early conversion, shall be determined using the applicable market value of the exchange property. Holders have the right to convert their shares of mandatory convertible preferred stock early in the event of certain cash mergers as described under "—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount."

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of mandatory convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of mandatory convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See "Material U.S. Federal Tax Considerations—Tax Consequences to U.S. Holders—Constructive Dividends" in this prospectus supplement.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Prior to the mandatory conversion date, no adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in the conversion rate. If any adjustment is not required to be made because it would not change the conversion rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the conversion rate in connection with cash dividends paid by us, we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the conversion rate no later than March 15 of each calendar year; provided further that on the earlier of the mandatory conversion date, an early conversion date and the effective date of a cash acquisition, adjustments to the conversion rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

No adjustment to the conversion rate will be made if holders may participate in the transaction that would otherwise give rise to such adjustment.

The applicable conversion rate will not be adjusted:

(a)
upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b)
upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c)
upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the mandatory convertible preferred stock were first issued; or

(d)
for a change in the par value or no par value of our common stock.

We will be required, within five business days after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of mandatory convertible preferred stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clauses of the definition of the conversion rate will apply on the mandatory conversion date. Because the applicable market value is an average of the closing prices of our common stock over a twenty consecutive trading day period, we will make appropriate adjustments to the closing prices prior to the relevant ex-date, effective date or expiration date, as the case may be, used to calculate the applicable market value to account for any adjustments to the initial price, the threshold appreciation price and the fixed conversion rates that become effective during the period in which the applicable market value is being calculated.

If:

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the record date for a dividend or distribution on our common stock occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date, and

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that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of mandatory convertible preferred stock had such record date occurred on or before the last trading day of such 20-trading day period, then we will deem the holders of mandatory convertible preferred stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the mandatory convertible preferred stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the mandatory convertible preferred stock.

BOOK-ENTRY, DELIVERY AND FORM

The certificates representing the mandatory convertible preferred stock will be issued in fully registered form. Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the mandatory convertible preferred stock represented by such global security for all purposes under the certificate of designations and the securities. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the certificate of designations.

Payments of dividends on the global security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we nor the party serving as registrar and transfer, conversion and dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

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a limited purpose trust company organized under the laws of the State of New York;

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a "banking organization" within the meaning of New York Banking Law;

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a member of the Federal Reserve System;

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a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

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securities brokers and dealers;

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banks, trust companies; and

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clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the party serving as registrar and transfer, conversion and dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global security and we do not appoint a successor depositary within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the certificate of designations. Beneficial interests in global securities held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Material U.S. federal tax considerations

The following is a summary of material U.S. federal income tax and, for non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of our mandatory convertible preferred stock and our common stock received in respect thereof. Except where noted, this summary deals only with our mandatory convertible preferred stock and our common stock if held as capital assets. As used herein, the term "U.S. holder" means a beneficial owner of our mandatory convertible preferred stock or our common stock that is, for U.S. federal income tax purposes:

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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term "non-U.S. holder" means a beneficial owner of our mandatory convertible preferred stock or our common stock that is not a U.S. holder

This summary is not a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

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a dealer in securities or currencies;

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a financial institution;

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a regulated investment company;

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a real estate investment trust;

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a tax-exempt organization;

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an insurance company;

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a person holding our mandatory convertible preferred stock or our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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a trader in securities that has elected the mark-to-market method of accounting for your securities;

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a person liable for alternative minimum tax;

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a person who is an investor in a pass-through entity;

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a United States person whose "functional currency" is not the U.S. dollar;

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a "controlled foreign corporation";

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a "passive foreign investment company"; or

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a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.

If a partnership holds our mandatory convertible preferred stock or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our mandatory convertible preferred stock or our common stock, you should consult your own tax advisors.

This summary does not address all aspects of U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address any tax consequences under the laws of any state, local or foreign jurisdiction. If you are considering the purchase of our mandatory convertible preferred stock, you should consult your own tax advisers concerning the particular U.S. federal income and estate tax consequences to you of the ownership of our mandatory convertible preferred stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

TAX CONSEQUENCES TO U.S. HOLDERS

Distributions

Distributions paid on our mandatory convertible preferred stock or our common stock, other than certain pro rata distributions of common shares paid on our common stock, will be dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be taxable as ordinary income, although possibly at reduced rates, as discussed below. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. Therefore we are unable to predict whether distributions paid on our mandatory convertible preferred stock or our common stock will qualify as dividends. To the extent that the amount of any distribution paid on our mandatory convertible preferred stock or our common stock exceeds our current and accumulated earnings and profits attributable to that share of our mandatory convertible preferred stock or our common stock, the distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in that share of our mandatory convertible preferred stock or our common stock. This reduction in basis will increase any gain, or reduce any loss realized by the U.S. holder on the subsequent sale, redemption or other disposition of our mandatory convertible preferred stock or our common stock. The amount of any such distribution in excess of the U.S. holder's adjusted tax basis will be taxed as capital gain.

If we make a distribution on our mandatory convertible preferred stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution will be equal to the fair market value of our common stock on the date of the distribution. A U.S. holder's tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and such holder's holding period for such common stock will begin on the day following the distribution date. For purposes of the remainder of the discussion under this heading, it is assumed that distributions paid on our mandatory convertible preferred stock or our common stock will constitute dividends for U.S. federal income tax purposes.

Distributions taxable as dividends received by corporate U.S. holders will generally be eligible for the dividends-received deduction, subject to various customary conditions and limitations. The benefits of the dividends-received deduction to a corporate U.S. holder may be reduced or eliminated by many exceptions and restrictions, including restrictions relating to the corporate U.S. holders' taxable income, holding period of our mandatory convertible preferred stock or common stock, and debt financing.

Under current law, provided certain holding period and other requirements are satisfied, dividends received by U.S. holders that are individuals generally will be subject to a reduced maximum tax rate of 15% for taxable years beginning before January 1, 2011.

A dividend that exceeds certain thresholds in relation to a U.S. holder's tax basis in our mandatory convertible preferred stock or common stock could be characterized as an "extraordinary dividend" (as defined in Section 1059 of the Code). Generally, a corporate U.S. holder that receives an extraordinary dividend is required to reduce its stock basis by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the reduction exceeds such U.S. holder's tax basis in our mandatory convertible preferred stock or common stock, the excess is treated as taxable gain. Non-corporate U.S. holders who receive an extraordinary dividend would be required to treat any losses on the sale of our mandatory convertible preferred stock or common stock as long-term capital losses to the extent of the dividends received by them that qualify for the 15% tax rate.

U.S. holders should consult their own tax advisers regarding the availability of the reduced dividend tax rate or the dividends-received deduction, and the potential applicability of the extraordinary dividend rules in light of their particular circumstances.

Sale or other disposition

A sale, exchange, or other disposition of our mandatory convertible preferred stock (other than conversion into common stock) or our common stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and a U.S. holder's adjusted tax basis in our mandatory convertible preferred stock or our common stock, as the case may be. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for our mandatory convertible preferred stock or our common stock exceeds one year. Under current law, net long-term capital gain recognized in tax years beginning prior to January 1, 2011 by U.S. holders that are individuals is subject to a reduced maximum tax rate of 15%. The deductibility of capital losses is subject to limitations.

Conversion of mandatory convertible preferred stock into common stock

A U.S. holder generally will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our mandatory convertible preferred stock, except that any cash or common stock received in respect of dividends in arrears on our mandatory convertible preferred stock will be treated as described above under "Tax Consequences to U.S. Holders—Distributions," and except that cash received in lieu of a fractional common share will result in capital gain or loss in an amount equal to the difference between the amount of cash received and the amount of the U.S. holder's adjusted tax basis allocable to the fractional common share.

The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the mandatory convertible preferred stock converted (other than common stock received with respect to dividends in arrears, but including the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). The holding period of common stock received on conversion (other than common stock received with respect to dividends in arrears) will generally include the period during which the converted mandatory convertible preferred stock was held prior to conversion.

In the event U.S. holders elect to convert their mandatory convertible preferred stock in the case of certain acquisitions and we are required, in respect of any such conversion, to pay a U.S. holder common stock and/or cash in respect of the net present value of future dividends (see "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount"), the tax treatment of the receipt of cash or shares of our common stock attributable to the present value of future dividends is uncertain.

In the event U.S. holders elect to convert their mandatory convertible preferred stock in the case of certain acquisitions and, in respect of any such conversion, we choose to pay a U.S. holder any cash in respect of the net present value of future dividends (see "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount"), the receipt of such cash may be taxable to the extent of gain realized by the U.S. holder. For this purpose, a U.S. holder realizes gain on the conversion equal to the excess, if any, of the sum of the fair market value of our common stock received and the cash received attributable to future dividends over the U.S. holder's adjusted tax basis in our mandatory convertible preferred stock immediately prior to conversion. The character of such gain is uncertain. This gain would be taxable as dividend income, to the extent of our current or accumulated earnings and profits, if the receipt of the cash attributable to future dividends is considered to have the effect of a dividend. Alternatively, such gain would be capital gain. To the extent the amount of cash received in respect of the net present value of future dividends exceeds the gain realized, the excess amount will not be taxable to such U.S. holder but will reduce its adjusted tax basis in our common stock. A U.S. holder will not be permitted to recognize any loss realized by it upon conversion of mandatory convertible preferred stock into common stock.

In the event U.S. holders elect to convert their mandatory convertible preferred stock in the case of certain acquisitions and, in respect of any such conversion, common stock is received by a U.S. holder in respect of the net present value of future dividends (see "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount"), the receipt of such stock may be treated as consideration received upon conversion of the mandatory convertible preferred stock, and may in such case be taxed as described in the first paragraph above under the heading "Tax Consequences to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock."

U.S. holders should be aware that the tax treatment described above in respect of the payments of cash and/or common stock made in respect of future dividends is not certain and may be challenged by the Internal Revenue Service ("IRS") on grounds that the amount received attributable to future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described below in "Tax Consequences to U.S. Holders—Distributions". Under this characterization, the U.S. holder would be taxable on cash and/or shares of our common stock received on account of future dividends even if it realized a loss on its conversion of our mandatory convertible preferred stock into our common stock.

In the event a U.S. holder's mandatory convertible preferred stock is converted pursuant to certain other transactions, including our consolidation or merger into another person (see "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments") the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. Each U.S. holder should consult its tax adviser to determine the specific tax treatment of a conversion under such circumstances.

Constructive distributions

The conversion rate of the mandatory convertible preferred stock is subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of our mandatory convertible preferred stock as having received a constructive distribution includable in such U.S. holder's income in the manner as described above under "Tax Consequences to U.S. Holders—Distributions" if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of a U.S. holder in our earnings and profits. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of common stock or to reflect an undeclared dividend on the mandatory convertible preferred stock will generally give rise to a deemed taxable dividend to the holders of mandatory convertible preferred stock to the extent of our current and accumulated earnings and profits. In addition, any other increase in the conversion rate of the mandatory convertible preferred stock (or certain failures to make an adjustment) may, depending on the circumstances, be deemed to be a distribution to the U.S. holders of the mandatory convertible preferred stock and possibly to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the mandatory convertible preferred stock, however, will generally not be considered to result in a constructive dividend distribution.

Information reporting and backup withholding on U.S. holders

In general, information reporting will apply to dividends in respect of our mandatory convertible preferred stock or our common stock and the proceeds from the sale, exchange or other disposition of our mandatory convertible preferred stock or our common stock, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

Distributions

Dividends (including distributions in the form of our common stock taxable as dividends, any constructive dividends as described above in "Tax Consequences to U.S. Holders—Constructive Distributions" and, in certain circumstances, cash or shares of our common stock paid, treated as a dividend if a non-U.S. holder converts the mandatory convertible preferred stock) paid to a non-U.S. holder with respect to our mandatory convertible preferred stock or our common stock will generally be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty so long as the non-U.S. holder can provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. If, however, the dividends are (i) effectively connected with a trade or business carried on by the non-U.S. holder within the United States and (ii) if a tax treaty applies, attributable to a U.S. permanent establishment maintained by the non-U.S. holder, such dividends will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent. A non-U.S. coporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

In the case of any constructive dividend as described in "Tax Consequences to U.S. Holders—Constructive Distributions", it is possible that the U.S. federal tax on the constructive dividend would be withheld from cash dividends, shares of common stock or sales proceeds subsequently paid or credited to a non-U.S. holder. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax adviser as to whether it can obtain a refund for all or a portion of the withholding tax.

Sale or other disposition

Any gain realized on the disposition of the mandatory convertible preferred stock (including, in the case of conversion, any cash in lieu of a fractional common share but excluding any amounts received with respect to declared and unpaid dividends) or our common stock generally will not be subject to United States federal income tax unless:

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the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular individual United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as a corporate U.S. holder, subject to an applicable income tax treaty providing otherwise. In addition, a foreign corporation that falls under the first bullet point above may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

Conversion into common stock

Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our mandatory convertible preferred stock, except with respect to any cash received in lieu of a fractional share, which will be taxed as described above under "Tax Consequences to Non-U.S. Holders—Sale or Other Disposition." Additionally, non-U.S. holders that receive cash or common stock in respect of dividends in arrears on our mandatory convertible preferred stock will be treated as described above under "Tax Consequences to Non-U.S. Holders—Distributions." A non-U.S. holder may recognize capital gain or dividend income when the holder receives an additional amount attributable to future dividends, as described above under "Tax Consequences to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock". The tax treatment of such amount is uncertain and we may withhold 30% of such amount as described above under "Tax Consequences to Non-U.S. Holders—Distributions."

Adjustment of conversion rate

As described above under "Tax Consequences to U.S. Holders—Constructive Distributions", adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under "Tax Consequences to Non-U.S. Holders—Dividends."

Federal estate tax

Our mandatory convertible preferred stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Information reporting and backup withholding on non-U.S. holders

Information returns will be filed with the Internal Revenue Service in connection with payments of dividends and the proceeds from a sale or other disposition of common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Underwriting

We are offering the shares of mandatory convertible preferred stock described in this prospectus supplement through a number of underwriters. UBS Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of mandatory convertible preferred stock listed next to its name in the following table:

Underwriter	Number of shares

UBS Securities LLC	300,000
Citigroup Global Markets Inc.	300,000
Barclays Capital Inc.	80,000
Credit Suisse Securities (USA) LLC	80,000
Deutsche Bank Securities Inc.	80,000
Greenwich Capital Markets, Inc.	80,000
Wachovia Capital Markets, LLC	80,000

Total	1,000,000

The underwriters are committed to purchase all the shares of mandatory convertible preferred stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We expect that the delivery of the mandatory convertible preferred stock will be made against payment therefor on December 31, 2007, which will be less than three business days following the trade date of the mandatory convertible preferred stock. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Purchasers of mandatory convertible preferred stock who wish to trade any of such mandatory convertible preferred stock on the trade date should consult their advisor.

OVERALLOTMENT OPTION

The underwriters have an option to buy up to 150,000 additional shares of mandatory convertible preferred stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this overallotment option. If any shares are purchased with this overallotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of mandatory convertible preferred stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

COMMISSIONS AND DISCOUNTS

The underwriters propose to offer the shares of mandatory convertible preferred stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $18.00 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per share	Without option	With option

Public offering price	$1,000.00	$1,000,000,000	$1,150,000,000
Underwriting discount	$30.00	$30,000,000	$34,500,000
Proceeds, before expenses, to us	$970.00	$970,000,000	$1,115,500,000

We estimate that the total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.12 million.

ELECTRONIC DISTRIBUTION

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

NO SALES OF SIMILAR SECURITIES

Other than our concurrent offering of common stock, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our mandatory convertible preferred stock or common stock or securities convertible into or exchangeable or exercisable for any shares of our mandatory convertible preferred stock or common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of UBS Securities LLC and Citigroup Global Markets Inc. for a period of 90 days after the date of this prospectus supplement ("Lock-Up Period"), except that we may (i) issue shares of our common stock upon the exercise of options or warrants or upon the vesting of restricted stock grants disclosed as outstanding herein; (ii) grant equity based compensation awards to our and our subsidiaries' directors and employees under any compensation plan in effect on the date hereof, other than equity based compensation awards that vest or become exercisable during the Lock-Up Period; and (iii) issue common stock in connection with the settlement of any equity forward purchase contracts entered into prior to the date of this Prospectus Supplement (including in connection with any amendment, novation or refinancing of such contracts entered into prior to the date hereof or the settlement of obligations thereunder).

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of UBS Securities LLC and Citigroup Global Markets Inc., (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the

Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Exchange Act") with respect to, any shares of our mandatory convertible preferred stock or common stock (including, without limitation, mandatory convertible preferred stock or common stock which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or any other of our securities that are substantially similar to common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the mandatory convertible preferred stock or common stock or any our other securities that are substantially similar to common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of mandatory convertible preferred stock or common stock or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2). The foregoing restrictions will not apply to (i) transfers of shares of our common stock or options to purchase our common stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing with the underwriters to be bound by these restrictions, (ii) dispositions to any trust or transfers of shares of our common stock or options to purchase our common stock made to any trust for the direct or indirect benefit of the party subject to the lock-up agreement or the immediate family of the party subject to the lock-up agreement, provided that the trustee of the trust agrees in writing with the underwriters to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) transfers of shares of our common stock to us in satisfaction of any tax withholding obligation of the party subject to the lockup agreement or in payment of the exercise price for any stock option exercised by the undersigned.

Notwithstanding the above, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, we issue an earnings release or material news or a material event relating to our company occurs; or (b) prior to the expiration of the Lock-Up Period, we announce that we will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the lock-up agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs.

LISTING

The mandatory convertible preferred stock will not be listed on any securities exchange or included in any automated quotation system.

QUALIFIED INDEPENDENT UNDERWRITER

Because Citigroup Global Markets Inc. is an underwriter and its affiliates may receive more than 10% of the net proceeds in this offering, it may be deemed to have a "conflict of interest" under Rule 2710(h) of the Conduct Rules of the Financial Industry Regulatory Authority ("FINRA"). Accordingly, this offering will be made in compliance with the applicable provisions of Rule 2710(h) and Rule 2720 of the Conduct Rules. Those provisions require that the public offering price can be no higher than the price recommended by a "qualified independent underwriter," as defined by the

FINRA. UBS Securities LLC is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. The public offering price of the shares of mandatory convertible preferred stock will be no higher than the price recommended by UBS Securities LLC.

PRICE STABILIZATION AND SHORT POSITION

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of mandatory convertible preferred stock in the open market for the purpose of preventing or retarding a decline in the market price of the mandatory convertible preferred stock while this offering is in progress. These stabilizing transactions may include making short sales of the mandatory convertible preferred stock, which involves the sale by the underwriters of a greater number of shares of mandatory convertible preferred stock than they are required to purchase in this offering, and purchasing shares of mandatory convertible preferred stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' overallotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their overallotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the overallotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the mandatory convertible preferred stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the mandatory convertible preferred stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase mandatory convertible preferred stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the mandatory convertible preferred stock or preventing or retarding a decline in the market price of the mandatory convertible preferred stock, and, as a result, the price of the mandatory convertible preferred stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise. Citigroup Global Markets Inc. or one or more of its affiliates will act as stabilization agent.

SELLING RESTRICTIONS

Each underwriter has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any mandatory convertible preferred stock in circumstances in which Section 21(1) of the FSMA does not apply to us and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of mandatory convertible preferred stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

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to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than A43,000,000 and (3) an annual net turnover of more than A50,000,000, as shown in its last annual or consolidated accounts;

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to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

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in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

OTHER RELATIONSHIPS

Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates. We intend to use approximately $2.0 billion of the net proceeds from the offering, together with the net proceeds from our concurrent offering of 101,781,170 shares of our common stock, to settle our outstanding equity forward purchase contract. Citigroup Global Markets Inc., one of the joint book-running managers, is the counterparty on the equity forward purchase contract.

UBS Securities LLC serves as lead financial advisor to the transaction committee of our board of directors in connection with the proposed transaction with the Buyer Group for which it has received, and may in the future receive, customary fees.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at http://www.salliemae.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Incorporation of certain documents by reference

The SEC allows us to "incorporate by reference" into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

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our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007;

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our quarterly reports filed on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the SEC on May 10, 2007, August 7, 2007 and November 9, 2007, respectively;

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our current reports on Form 8-K filed with the SEC on January 8, 2007, January 31, 2007, March 1, 2007, April 18, 2007, May 4, 2007, May 22, 2007, June 14, 2007, July 17, 2007 (with respect to the Merger Agreement), August 7, 2007, October 31, 2007, November 28, 2007, December 12, 2007, December 20, 2007 and December 26, 2007; and

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future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
SLM Corporation
12061 Bluemont Way
Reston, VA 20190
(703) 810-3000

Legal matters

The validity of the shares of mandatory convertible preferred stock being offered by us will be passed upon by Davis Polk & Wardwell, New York, New York. Certain legal matters will be passed upon for the underwriters by Clifford Chance, New York, New York. The underwriters are also being represented by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

SLM CORPORATION

Debt Securities
Common Stock
Preferred Stock
Warrants

• This prospectus provides you with a general description of the securities we may offer. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

• We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We also may issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants. Our common stock is listed on the New York Stock Exchange under the symbol "SLM."

Obligations of SLM Corporation and its subsidiaries are not guaranteed by the full faith and credit of the United States of America. Neither SLM Corporation nor any of its subsidiaries is a government-sponsored enterprise or an instrumentality of the United States of America.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 21, 2005

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities, preferred stock and warrants in one or more offerings. We may sell these securities either separately or in units. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above, and we may sell or deliver our common stock in connection with the settlement of privately negotiated equity forward or equity option transactions we have entered into or may enter into from time to time.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we may offer under this prospectus. You can read that registration statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's Public Reference Room (located at 100 F. Street, N.E., Washington, D.C. 20549). Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. This site contains reports, proxy and information statements and other information about registrants that file electronically with the SEC. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc. (located at 20 Broad Street, New York, New York 10005) or at our web site at http://www.salliemae.com.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. This registration statement contains additional information about us and our securities. You can inspect the registration statement and exhibits without charge at the SEC's Public Reference Room, and you may obtain copies from the SEC at prescribed rates.

        The SEC permits us to "incorporate by reference" the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2004, which we filed on March 16, 2005;

  •
  our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005, which we filed on May 9, 2005;

  •
  our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005, which we filed on August 9, 2005;

  •
  our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2005, which we filed on November 8, 2005;

  •
  the description of our common stock in our Form 8-A, which we filed on August 7, 1997 and amended on July 27, 1999, and any amendments or reports filed for the purpose of updating this description;

  •
  the description of our currently outstanding Series A preferred stock in our Form 8-A, which we filed on November 10, 1999;

  •
  the description of our currently outstanding Series B preferred stock in our Form 8-A, which we filed on June 9, 2005;

  •
  our current reports on Form 8-K, which we filed on January 4, 2005, January 11, 2005, January 28, 2005, February 2, 2005, March 4, 2005, March 23, 2005, May 2, 2005, May 25, 2005, June 3, 2005, June 9, 2005, June 15, 2005, July 25, 2005, August 3, 2005 and November 2, 2005; and

  •
  all documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we sell all of the securities offered by this prospectus.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary
SLM Corporation
12061 Bluemont Way
Reston, VA 20190
(703) 810-3000

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

        You should understand that the following important factors could cause our results to differ materially from those expressed in forward-looking statements:

  •
  changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program or for non-FFELP loans or result in loans being originated or refinanced under non-FFELP programs or affect the terms upon which banks and others agree to sell FFELP loans to us;

  •
  changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could reduce demand for our products and services or increase our costs; and

  •
  changes in the general interest rate environment, in the capital markets or in the securitization markets for education loans, which could increase the costs or limit the availability of financings necessary to originate, purchase or carry education loans.

SLM CORPORATION

        SLM and its subsidiaries are the nation's leading private source of funding, delivery and servicing support for higher education loans for students and their parents. We are a holding company that operates through a number of subsidiaries. We were formed 32 years ago as the Student Loan Marketing Association, a federally chartered government-sponsored enterprise, with the goal of furthering access to higher education by acting as a secondary market for student loans. In 2004, we completed the historic privatization process that began in 1997 and resulted in the wind-down of the Student Loan Marketing Association. We completed the wind-down by defeasing the Student Loan Marketing Association's remaining debt obligations and dissolving its federal charter on December 29, 2004.

        We derive most of our income from interest earnings or "spread income" from its portfolio of student loans. As we have grown our business, fee income from loan and guarantee servicing and other operations such as debt collections has become an increasingly important source of earnings.

        Our principal executive offices are located at 12061 Bluemont Way, Reston, Virginia 20190, and our telephone number is (703) 810-3000.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 2004 and the nine month periods ended September 30, 2005 and September 30, 2004.

	Nine Months ended
	September 30,		Years ended December 31,
	2005	2004	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (1)	1.69	2.81	2.74	3.21	1.98	1.27	1.23
Ratio of Earnings to Fixed Charges (1)	1.70	2.84	2.76	3.24	2.00	1.27	1.23

(1)
For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized, plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.

SECURITIES WE MAY OFFER

        This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

        The types of securities that we may offer and sell from time to time by this prospectus are:

  •
  debt securities, which we may issue in one or more series;

  •
  preferred stock, which we may issue in one or more series;

  •
  common stock;

  •
  warrants entitling the holders to purchase common stock, preferred stock or debt securities;

  •
  warrants or other rights relating to foreign currency exchange rates; or

  •
  warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

        We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

ADDITIONAL INFORMATION

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of the underwriters or agents, if any, through or to which we will sell the securities;

  •
  the compensation, if any, of those underwriters or agents;

  •
  information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

  •
  any material United States federal income tax considerations that apply to the securities; and

  •
  any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

        This section discusses debt securities we may offer under this prospectus.

        We will issue debt securities under an indenture, dated as of October 1, 2000, between us and JPMorgan Chase Bank, National Association, formerly known as JPMorgan Chase Bank and The Chase Manhattan Bank, as trustee, as amended or supplemented from time to time. JPMorgan Chase Bank, National Association is located in New York, New York and is qualified to act as trustee under the Trust Indenture Act of 1939. The indenture permits there to be more than one trustee under the indenture with respect to different series of debt securities. The indenture is governed by the Trust Indenture Act.

        From January 1, 2005 to September 30, 2005, we issued approximately $5,724,682,000 in aggregate principal amount of debt securities under the indenture.

        The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. The indenture and any applicable indenture supplement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading "Where You Can Find More Information." References below to an "indenture" are references to the indenture and the applicable indenture supplement under which we issue a particular series of debt securities.

Terms of the Debt Securities

        Our debt securities will be unsecured obligations of SLM Corporation. We may issue them in one or more series. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement with, for some offerings, a pricing supplement, for each series of debt securities that will describe:

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  the title of the debt securities and their CUSIP and ISIN numbers, as applicable;

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  any limit upon the aggregate principal amount of the series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities will be payable;

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  if the debt securities will bear interest:

  • the interest rate on the debt securities or the method by which the interest rate may be determined;

  • the date from which interest will accrue;

  • the record and interest payment dates for the debt securities; and

  • any circumstances under which we may defer interest payments;

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  the place or places where:

  • we can make payments on the debt securities;

  • the debt securities can be surrendered for registration of transfer or exchange; and

  • notices and demands can be given to us relating to the debt securities and under the applicable indenture, and where notices to holders pursuant to the applicable indenture will be published;

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  any optional redemption provisions that would permit us or the holders of debt securities to elect to redeem the debt securities before their final maturity;

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  any conversion features;

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  any sinking fund provisions that would obligate us to redeem the debt securities;

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  whether any of the debt securities are to be issuable as registered securities, bearer securities or both, whether debt securities are to be issuable with or without coupons or both and, if issuable as bearer securities, the date as of which the bearer securities will be dated (if other than the date of original issuance of the first debt security of that series of like tenor and term to be issued);

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  whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities;

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  if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

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  the denominations in which the debt securities will be issued, if other than $1,000 or an integral multiple of $1,000 in the case of registered securities or $5,000 in the case of bearer securities;

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  the portion of the principal amount of debt securities payable upon a declaration of acceleration of maturity, if other than the full principal amount;

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  the currency or currencies in which the debt securities will be denominated and payable and, if a composite currency, any related special provisions;

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  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any related provisions;

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  the manner in which principal, premium and interest on debt securities will be determined if they are determined with reference to an index based upon a currency or currencies other than that in which the debt securities are denominated or payable;

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  any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

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  whether the issue of debt securities may be "reopened" by offering additional securities with substantially the same terms;

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  any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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  whether the provisions described below under the heading "Defeasance" apply to the debt securities;

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  the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee;

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  any risk factors; and

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  any other terms of the debt securities.

Covenants Contained in Indenture

        The indenture does not restrict our ability to put liens on our interests in our subsidiaries, and it does not restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries.

        We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

Consolidation, Merger or Sale

        The indenture generally permits us to consolidate with or merge into another entity. It also permits us to sell or transfer all or substantially all of our property and assets. These transactions are permitted if:

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  the resulting or acquiring entity, if it is not us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of obligations under the indenture; and

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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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  we deliver to the trustee an officers' certificate and an opinion of counsel stating that the transactions comply with these conditions.

        If we consolidate with or merge into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default and Remedies

        An event of default with respect to any series of debt securities is defined in the indenture as being:

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  default for 30 days in payment of any installment of interest on any debt security of that series beyond any applicable grace period;

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  default in payment of the principal of or premium, if any, on any of the debt securities of that series when due;

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  default for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to that series; and

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  our bankruptcy, insolvency or reorganization.

        Additional events of default for your series of debt securities may be defined in a supplemental indenture for your securities.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to a series of debt securities, if the trustee considers it in the interest of the holders of that series of debt securities to do so.

        The indenture provides that if any event of default (other than our bankruptcy, insolvency or reorganization) has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding, acting together as a single class, may declare the principal amount of and all accrued but unpaid interest on all the debt securities of that series to be due and payable immediately. If our bankruptcy, insolvency or reorganization causes an event of default, the principal amount of and all accrued but unpaid interest on all series of debt securities that are affected by the event of default will be immediately due and payable without any declaration or action by the trustee or the holders.

        The holders of a majority in principal amount of the debt securities of a series then outstanding that are affected by an event of default, acting as a single class, by written notice to the trustee and to us, may waive any past default, other than any event of default in payment of principal or interest or in respect of an indenture provision that may be amended only with the consent of the holder of each affected debt security. Holders of a majority in principal amount of debt securities of any series affected by an event of default that were entitled to declare the event of default may rescind and annul the declaration and its consequences if the recission will not conflict with any judgment or decree for payment of money due that has been obtained by the trustee.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities.

        When we use the term "eligible instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

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  direct obligations of the United States backed by the full faith and credit of the United States; or

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  any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

        In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of debt securities as described above, then:

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  the indenture will no longer apply to the debt securities of that series; but certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

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  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

        Defeasance of Covenants and Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit, we will not have to comply with any covenant we designate when we establish the series of debt securities.

        In the event of a covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

        If we exercise our option not to comply with any covenant and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default related to a covenant that is subject to defeasance, the amount of money and/or eligible instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. We would remain liable, however, for the balance of the payments.

Registration and Transfer

        Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities only as registered securities without coupons. Debt securities that we issue as bearer securities will have interest coupons attached, unless we indicate otherwise in the applicable prospectus supplement.

        With respect to registered securities, we will keep or cause to be kept a register in which we will provide for the registration of registered securities and the registration of transfers of registered securities. We will appoint a "security registrar," and we may appoint any "co-security registrar," to keep the security register.

        Upon surrender for registration of transfer of any registered security of any series at our office or agency maintained for that purpose in a place of payment for that series, we will execute one or more new registered securities of that series in any authorized denominations, with the same aggregate principal amount and terms. At the option of the holder, a holder may exchange registered securities of any series for other registered securities of that series, or bearer securities (along with all necessary related coupons) of any series for registered securities of the same series. Registered securities will not be exchangeable for bearer securities in any event.

        We will agree in the indenture that we will maintain in each place of payment for any series of debt securities an office or agency where:

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  any debt securities of each series may be presented or surrendered for payment;

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  any registered securities of that series may be surrendered for registration of transfer;

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  debt securities of that series may be surrendered for exchange or conversion; and

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  notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

        We will not charge holders for any registration of transfer or exchange of debt securities. We may require holders to pay for any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges expressly provided in the indenture to be made at our own expense or without expense or without charge to the holders.

Global Securities

        We may issue debt securities of a series, in whole or in part, in the form of one or more global securities, registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York, unless the prospectus supplement or pricing supplement describes another depositary or states that no global securities will be issued. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole by:

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  DTC to its nominee;

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  DTC's nominee to the depositary or another nominee of the depositary; or

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  DTC or any nominee to a successor depositary or any nominee of that successor.

        Upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the principal amount of the securities represented by the global security to accounts of institutions that have accounts with DTC. Institutions that have accounts with DTC are referred to as "participants." The accounts to be credited will be designated by the agents, or by us if we sell the securities directly. Owners of beneficial interests in a global security that are not participants or persons that may hold through participants but desire to purchase, sell or otherwise transfer ownership of the securities by book-entry on the records of DTC may do so only through participants and persons that may hold through participants. Because DTC can only act on behalf of participants and persons that may hold through participants, the ability of an owner of a beneficial interest in a global security to pledge securities to persons or entities that do not participate in the book-entry and transfer system of DTC, or otherwise take actions in respect of the securities, may be limited. In addition, the laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair a purchaser's ability to transfer beneficial interests in a global security.

        So long as DTC, or its nominee, is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Generally, owners of beneficial interest in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders of the securities under the indenture.

        Principal and interest payments on securities registered in the name of DTC or its nominee will be made to DTC or its nominee as the registered owner of a global security. Neither we, the trustee, any paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that DTC, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name," and will be the responsibility of such participants. Owners of beneficial interests in a global security that hold through DTC under a book-entry format (as opposed to holding certificates directly) may experience some delay in the receipt of interest payments since DTC will forward payments to its participants, which in turn will forward them to persons that hold through participants.

        If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us or DTC within ninety days, we will issue securities in definitive registered form in exchange for a global security. In addition, either we or DTC may at any time, in our sole discretion, determine not to have the securities represented by a global security and, in that event, we will issue securities in definitive registered form in exchange for the global security. In either instance, an owner of a beneficial interest in a global security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law; a member of the Federal Reserve System; a "clearing corporation" within the meaning of the New York Uniform Commercial Code; a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended; and a "banking organization" within the meaning of the New York Banking Law. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement of securities transactions among its participants, such as transfers and pledges in deposited securities, through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by several DTC participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodian relationship with a participant, whether directly or indirectly.

Payment and Paying Agents

        Unless we indicate otherwise in a prospectus supplement:

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  we will maintain an office or agency in each place of payment for any series of debt securities where debt securities of that series may be presented or surrendered for payment; we may also from time to time designate one or more other offices or agencies where debt securities of one or more series may be presented or surrendered for payment and may appoint one or more paying agents for the payment of debt securities, in one or more other cities, and may from time to time rescind these designations and appointments;

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  at our option, we may pay any interest by check mailed to the address of the person entitled to payment as that address appears in the applicable security register kept by us or by wire transfer; and

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  we will pay any installment of interest on registered securities to the person in whose name the debt security is registered at the close of business on the regular record date for that payment.

        The holder of any coupon relating to a bearer security will be entitled to receive the interest payable on that coupon upon presentation and surrender of the coupon on or after the interest payment date of the coupon. We will not make payment with respect to any bearer security at any of our offices or agencies in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Modification and Amendment

        Some of our rights and obligations and some of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. The following modifications and amendments, however, will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in payments due on the debt securities;

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  a change in the place of payment or currency in which any payment on the debt securities is payable;

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  a limitation of a holder's right to sue us for the enforcement of payments due on the debt securities;

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  a change in the ranking or priority of any debt securities;

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or past defaults under the applicable indenture;

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  a reduction in the requirements contained in the applicable indenture for quorum or voting;

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  a limitation of a holder's right, if any, to repayment of debt securities at the holder's option; and

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  a modification of any of the foregoing requirements contained in the applicable indenture supplement.

Concerning the Trustee

        JPMorgan Chase Bank, National Association, the trustee, provides and may continue to provide various services to us in the ordinary course of its business. The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any claim as security or otherwise. The indenture permits the trustee to engage in other transactions; but if it acquires any conflicting interest, it must eliminate the conflict or resign.

        The indenture provides that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock is 1,125,000,000 shares of common stock, $.20 par value, and 20,000,000 shares of preferred stock, $.20 par value. As of September 30, 2005, 418,597,732 shares of our common stock and 7,300,000 shares of our preferred stock were outstanding.

Common Stock

        We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We may also issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants or in connection with acquisitions.

        Our common stock is described in our registration statement on Form 8-A, which we filed with the SEC on August 7, 1997, as amended by our Form 8-A/A, which we filed with the SEC on July 27, 1999. These documents are incorporated by reference into this prospectus.

        We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in our Form 8-A, as amended, that will not apply to that common stock.

Preferred Stock

        We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. Our currently outstanding Series A preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on November 10, 1999. Our currently outstanding Series B preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on June 9, 2005. Each of these registration statements are incorporated by reference into this prospectus.

        We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

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  the title of the series of preferred stock;

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  any limit upon the number of shares of the series of preferred stock that may be issued;

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  the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

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  the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

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  the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

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  the voting rights, if any, of the holders of the preferred stock;

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  the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

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  the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

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  any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

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  any other material terms of the preferred stock.

        Any or all of these rights may be greater than the rights of the holders of common stock.

        Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

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  consummating a merger;

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  reorganizing;

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  selling substantially all of our assets;

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  liquidating; or

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  engaging in other extraordinary corporate transactions without shareholder approval.

        Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

        We may issue:

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  warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

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  currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

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  index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

        Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

        We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

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  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

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  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

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  in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

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  in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

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  in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

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  in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

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  the period during which you may exercise the warrants;

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  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

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  the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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  any other material terms of the warrants.

        Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

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  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

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  in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

        We may sell any of the securities being offered by this prospectus separately or together:

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  through agents;

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  to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

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  through dealers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  in exchange for our outstanding indebtedness;

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  directly to purchasers, through a specific bidding, auction or other process; or

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  through a combination of any of these methods of sale.

        If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

        If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

        Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

        No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

        Robert S. Lavet, Esq., who is our Senior Vice President and General Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Mr. Lavet owns shares of our common stock and holds stock options and stock-based awards under our compensation and management incentive plans. Other of our lawyers may also own our common stock and hold similar stock options or awards. They may receive additional awards under these plans in the future.

        Certain legal matters will be passed upon for any underwriters or agents by Cadwalader, Wickersham & Taft LLP, Washington, DC. Cadwalader, Wickersham & Taft LLP represents us in other legal matters.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.